GLAXOSMITHKLINE PLC SC 13D/A

Exhibit 8

GSK Finance (No.3) plc

as ISSUER

GlaxoSmithKline plc

as GUARANTOR

AND

Deutsche Bank Trust Company AmericaS

as TRUSTEE, PRINCIPAL PAYING AGENT, TRANSFER AGENT, REGISTRAR and

PRINCIPAL EXCHANGE AGENT

EXCHANGEABLE SENIOR NOTES DUE 2023

Indenture

Dated as of June 22, 2020

EXHIBIT A   FORM OF GLOBAL NOTE

EXHIBIT B   FORM OF CERTIFICATED NOTE

EXHIBIT C   FORM OF REDEMPTION NOTICE

EXHIBIT D   FORM OF EXCHANGE NOTICE

EXHIBIT E   FORM OF IMPORTANT NOTICE

THIS INDENTURE, dated as of June 22, 2020, is among GSK Finance (No.3) plc, a public limited company incorporated under the laws of England and Wales (the “Issuer”), GlaxoSmithKline plc, a public limited company incorporated under the laws of England and Wales, as Guarantor (the “Guarantor”), and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”), principal paying agent (in such capacity, the “Principal Paying Agent”), transfer agent (in such capacity, the “Transfer Agent”), principal exchange agent (in such capacity, the “Principal Exchange Agent”) and registrar (in such capacity, the “Registrar”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s Exchangeable Senior Notes due 2023 issued hereunder.

ARTICLE I.

DEFINITIONS

Section 1.1.        Definitions

“Additional Amounts” has the meaning ascribed thereto in Section 3.1(b).

“Affiliate” means, with respect to a Person, another Person controlling, controlled by or under common control with such Person.  For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agents” has the meaning ascribed thereto in Section 7.2(a).

“Agent Members” has the meaning ascribed to it in Section 2.6(e).

“Authenticating Agent” has the meaning ascribed to it in Section 2.2(d).

“Authorized Agent” has the meaning ascribed to it in Section 11.6(c).

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee and/or an Agent under the terms of this Indenture.

“authorized denomination” means denominations of $250,000 and multiples of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11 of the U.S. Code, or any similar federal, state or non-U.S. law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which  banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.

“Calculation Period” has the meaning ascribed thereto in Section 1.1.

“Calculation Period Commencement Date” means (a) in the case of any exchange in respect of which the Exercise Date is prior to March 22, 2023, other than as set forth in clause (b) below, the third Trading Day following the Exercise Date, (b) in the case of any exchange in respect of which the Exercise Date is on or after the date on which the Company gives a notice of redemption but on or prior to the fifth Business Day prior to the Redemption Date, the 26th scheduled Trading Day prior to the Redemption Date, or (c) in the case of any exchange in respect of which the Exercise Date is on or after March 22, 2023, the 26th scheduled Trading Day prior to the Maturity Date.

“Capital Distribution” means any distribution of assets in kind (and, for these purposes, a distribution of assets in kind includes, without limitation, an issue of shares or other securities credited as a share capitalization), in each case to all, or substantially all, holders of the Shares but excludes cash.

If applicable, references in the definition of “Capital Distribution” to Shares shall be construed as references to any other securities comprising the Exchange Property.

 “Cash Distribution” means any cash dividend or cash distribution of any kind, in each case to all, or substantially all, holders of the Shares.

If applicable, references in the definition of “Cash Distribution” to Shares shall be construed as references to any other securities comprising the Exchange Property.

“Cash Option Exercise Date” has the meaning ascribed thereto in Section 8.2(b).

“Cash Settlement Amount” means a cash amount equal to the aggregate of the following:

(1)

the product of (A) the number of Shares comprised in the relevant Cash Settlement Portion on the relevant Calculation Period Commencement Date and (B) the arithmetic average of the Volume Weighted Average Prices for one Share for the 20 consecutive Trading Days (the “Calculation Period”) beginning on (and including) the Calculation Period Commencement Date; and

(2)

in the case of any other Relevant Securities (other than Shares) that are publicly traded securities and included in the Exchange Property on the relevant Calculation Period Commencement Date, the product of (A) the number of such publicly traded securities comprised in the relevant Cash Settlement Portion on the relevant Exercise Date and (B) the Volume Weighted Average Price for one of such securities for the Trading Days in the Calculation Period; and

(3)

in the case of any other non-cash assets or non-publicly traded securities comprised in the relevant Cash Settlement Portion on the relevant Calculation Period Commencement Date for which a value cannot be determined pursuant to paragraph (2) above, the Independently Determined value on the Exercise Date;

provided that if the Volume Weighted Average Price for the Shares or any other Relevant Security is not available on all of the Trading Days during the Calculation Period, then the arithmetic average of all such Volume Weighted Average Prices for each Share and each Relevant Security that are available in such Calculation Period shall be used (subject to a minimum of five such Volume Weighted Average Prices); and

provided, further, if fewer than five of such Volume Weighted Average Prices are available in such Calculation Period, then the arithmetic average of the Volume Weighted Average Prices for the Shares or other Relevant Securities shall be deemed to be the arithmetic average quotations for the Shares or other Relevant Securities as Independently Determined; and

provided, further, that if at any time during the Calculation Period the Shares or other Relevant Securities or other securities that are equity securities shall have been traded or quoted ex-dividend or other entitlement and during some other part of the Calculation Period the Shares or other Relevant Securities or other securities shall have been traded or quoted with the right to receive the related dividend or other entitlement, then the Volume Weighted Average Prices or Independently Determined value (as the case may be) on the dates on which such Shares or other Relevant Securities or other securities, respectively, shall have been traded or quoted ex-dividend shall, for the purpose of such calculation, be deemed to be the amount thereof increased by an amount equal to the amount of that dividend or entitlement per Share or other Relevant Security or other security, respectively (excluding any associated tax credit and less the tax (if any) to be deducted on payment thereof imposed by any taxing authority) if such dividend or entitlement is not otherwise included in the Exchange Property in respect of such dates.

“Cash Settlement Notice” means the notice delivered by the Issuer with respect to the exercise of its Cash Settlement Option.

“Cash Settlement Option” has the meaning ascribed thereto in Section 8.1(b).

“Cash Settlement Portion” means, with respect to any exchange, the portion of the pro rata share of the Exchange Property to which the Issuer elects to exercise its Cash Settlement Option and which, as a result, will be settled in cash.

“Certificated Note” means any Note issued in fully registered certificated form (other than a Global Note), substantially in the form of Exhibit B.

“Compensation Amount” has the meaning ascribed to it in Section 8.17.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, which office at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, 24th Floor, MS: NYC60-2405 New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any Successor Trustee or such other address as such Successor Trustee may designate from time to time by notice to the Holders and the Issuer.

“Current Market Value” of the Shares and other property comprising the Exchange Property (other than cash) on any particular date means the aggregate of:

(1)

the value of the Shares on such date calculated using the arithmetic average of the Volume Weighted Average Prices for one Share for the 20 consecutive Trading Days ending on the Trading Day immediately preceding such date (the “Relevant Period”); and

(2)

the value of other Relevant Securities (other than Shares) that are publicly traded securities included in the Exchange Property on such date calculated using the arithmetic average of the Volume Weighted Average Prices for one Relevant Security for the Relevant Period;

provided that if at any time during the Relevant Period the Shares or other Relevant Securities that are equity securities shall have been traded or quoted “ex” of a dividend or other entitlement and during some other part of the Relevant Period the Shares or such other Relevant Securities shall have been traded or quoted with the right to receive such dividend or other entitlement, then:

(a)

if on such date the Issuer was not the holder to which such dividend or other entitlement was payable, then, the Volume Weighted Average Prices or other applicable prices on the dates on which such Shares or other securities shall have been traded or quoted with the right to receive such dividend or other entitlement shall, for the purpose of such calculation, be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend or other entitlement per Share or other security; or

(b)

if on such date the Issuer was the holder to which such dividend or other entitlement was payable, then, the Volume Weighted Average Prices or other applicable prices on the dates on which such Shares or other securities shall have been traded or quoted ex-dividend shall, for the purpose of such calculation, be deemed to be the amount thereof increased by such similar amount;

provided, further, that for the purposes of paragraphs (1) and (2) above, if such Volume Weighted Average Price for any other Relevant Security is not available on one or more of the days in the Relevant Period, then the arithmetic average of the said Volume Weighted Average Prices or other applicable prices which are available during the Relevant Period shall be used (subject to a minimum of five such prices, and, if fewer than five such prices are available, then paragraph (3) below shall apply); and

(3)

the value of all other assets and of publicly traded securities on a particular date for which a value cannot be determined pursuant to paragraph (1) or (2) which are included in the Exchange Property as Independently Determined.

References to the “Current Market Value” per Share or of Shares or Relevant Securities or property comprised in the Exchange Property shall be to the value of such Share, Shares or securities or property determined in accordance with paragraph (1), (2) or, as the case may be, (3) above of the definition of “Current Market Value”.

For purposes of the Indenture, references to the Nasdaq Global Market (the “Nasdaq”) shall, if the Shares are not traded on the Nasdaq at the relevant time, be construed as references to such other stock exchange or quotation system on which the Shares are so traded at such time, and which constitutes the principal trading market for the Shares, as the Issuer shall reasonably determine (and references to “Trading Days” and “Current Market Value” shall be construed accordingly).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Depositary“ means, with respect to each Global Note, the Person specified in Section 2.6(a) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributable Cash” means any Cash Distribution to the extent that it, when taken together with the aggregate of all Cash Distributions made or paid in respect of the Shares or other Relevant Securities constituting Exchange Property between the Issue Date and the date on which such Cash Distribution is made or paid, as the case may be, up to that point in time (and not taking into account any redemption, purchase or exchange of the Notes prior to such time) exceeds an amount equal to 10% of the aggregate principal amount of the Notes on the Issue Date.

“Event of Default” has the meaning ascribed to it in Section 6.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the Principal Exchange Agent and/or any additional exchange agent appointed by the Issuer, as applicable.

“Exchange Notice” has the meaning ascribed thereto in Section 8.3(b), substantially in the form of Exhibit D.

“Exchange Period” has the meaning ascribed thereto in Section 8.2.

“Exchange Property” means the Relevant Securities and such other property as may be available to the Holders upon exchange of the Notes.  The initial Exchange Property is as specified in Section 8.7(a).

“Exchange Right” has the meaning ascribed thereto in Section 8.1(a).

“Executed Documentation” has the meaning ascribed thereto in Section 2.2(b).

 “Exercise Date” has the meaning ascribed thereto in Section 8.3(d).

“Final Exchange Date” means the fifth Business Day before the Maturity Date (or, if applicable, the fifth Business Day before the Redemption Date).

“Free Float” means the aggregate holding of Shares (or any other Relevant Securities received as consideration in any Offer for the purchase of the Shares) by holders that own (together with any other Person or Persons with whom they act in concert) Shares (or such other Relevant Securities) representing less than 10% of the total number of issued and outstanding Shares (or such Relevant Securities).

A “Free Float Event” shall occur when for any period of at least 30 consecutive calendar days the number of Shares or other Relevant Securities comprising the Free Float is equal to or less than 20% of the total number of issued Shares or Relevant Securities, respectively.

A “Fundamental Change” means (i) the occurrence of a Theravance Change in Control, (ii) the occurrence of a Free Float Event, or (iv) the occurrence of a Termination in Trading.

“Fundamental Change Purchase Price” has the meaning ascribed to it in Section 5.1.

“Fundamental Change Redemption Period” has the meaning ascribed to it in Section 5.1.

“Global Notes” means the restricted Global Notes, substantially in the form of Exhibit A.

“Guarantee” means the guarantee of the Guarantor as endorsed on each Note authenticated and delivered pursuant to this Indenture and shall include the guarantee of the Guarantor set forth in Article X of this Indenture and shall include all other obligations and covenants of the Guarantor contained in this Indenture and the Notes.

“Guarantor” means, at any time, each Person guaranteeing the Issuer’s obligations under this Indenture and the Notes at such time pursuant to Article X.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Indenture” means this Indenture, including all exhibits hereto, in each case as amended or supplemented from time to time.

“Independently Determined” means, with respect to any determination of value or other determination, to be determined in good faith by an independent investment bank (in the case of securities) or an independent appraiser (in the case of other assets), in each case of international reputation, selected by the Issuer, acting as an expert and at the expense of the Issuer.

“Initial Purchaser” has the meaning ascribed thereto in Section 2.1(a).

“Instructions” means any written notices, written directions or written instructions received by the Trustee and/or an Agent under the terms of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee and/or an Agent to be an Authorized Person.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Issue Date” means June 22, 2020.

“Issuer” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Entity that becomes such in accordance with Article IV.

“Issuer Order” has the meaning ascribed thereto in Section 2.2(d).

“Last Reported Sale Price“ of the Shares or any Relevant Securities on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Shares or Relevant Securities are traded. If the Shares or Relevant Securities are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Shares or Relevant Securities are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Shares or Relevant Securities on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by any party to this Indenture.

“Market Disruption Event” means (i) a failure by the primary exchange on which the Shares or other Relevant Securities trade to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for the Shares or other Relevant Securities of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq or otherwise) in the Shares or other Relevant Securities or in any options, contracts or future contracts relating to the Shares or other Relevant Securities, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means June 22, 2023.

“Merger” means a merger, reorganization, spin-off, split-off, compromise, liquidation, dissolution, or similar matter (whether or not involving liquidation or dissolution).

“Nasdaq” has the meaning ascribed thereto in Section 1.1.

“Note Register” has the meaning ascribed to it in Section 2.3(a).

“Notes” means any of the Issuer’s Exchangeable Senior Notes due 2023 issued and authenticated pursuant to this Indenture.

“Offer” means an offer to acquire any Relevant Securities, whether expressed as a legal offer, an invitation to tender or in any other way, in circumstances where such offer is available to all holders of the applicable Relevant Securities or all such holders other than any holder who is, or is connected with, or is deemed to be acting in concert with, the person making such offer (or is excluded from the offer by reason of being connected with one or more specific jurisdictions).

“Offer Consideration” has the meaning ascribed to it in Section 8.17.

“Offer Proportion” has the meaning ascribed to it in Section 8.17.

“Offered Cash Amount” has the meaning ascribed to it in Section 8.17.

“Offered Property” has the meaning ascribed to it in Section 8.17.

“Offered Property Value” has the meaning ascribed to it in Section 8.17.

“Offering Memorandum” means the Preliminary Offering Memorandum, dated June 17, 2020, relating to the Notes, as supplemented by the related pricing term sheet.

“Officer” means, with respect to the Issuer or the Guarantor, either any director or officer thereof, including the Company Secretary, or any authorized signatory appointed by a resolution of the board of the Issuer or the Guarantor, as the case may be, or granted a power of attorney.

“Officers’ Certificate” means a certificate executed by any Officer of the Issuer or of the Guarantor, as the case may be, and in each case delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer, the Guarantor or the Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)          Notes, or portions thereof, for whose payment or redemption money sufficient to pay all principal and other amounts, if any, payable on that date with respect to the Notes has been theretofore deposited with any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as Paying Agent) for the Holders of such Notes and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture; provided that, if the Notes are to be redeemed, the Redemption Notice with respect thereto shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)         Notes which have been surrendered pursuant to Section 2.8 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, the Guarantor or any other obligor upon the Notes or any Affiliate of the Issuer, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Guarantor or any other obligor upon the Notes or any Affiliate of the Issuer, the Guarantor or such other obligor.

“participants” has the meaning ascribed to it in Section 2.6(b).

“Paying Agent” means the Principal Paying Agent and/or any additional Paying Agent appointed by the Issuer, as applicable.

 “Person” means any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency (in each case whether or not being a separate legal entity).

“Principal Exchange Agent” means, initially, Deutsche Bank Trust Company Americas, at DB Services Americas, Inc. 5022 Gate Parkway, Suite 200,  Jacksonville Florida 32256 Mailstop JCK-01-218 transfer.operations@db.com 1-800-735-7777 option 2, and any successor thereto appointed by the Issuer.

“Principal Paying Agent” means, initially, Deutsche Bank Trust Company Americas, at Deutsche Bank Trust Company Americas, 60 Wall Street, 24th Floor, MS: NYC60-2405 New York, New York 10005, and any successor thereto appointed by the Issuer.

“pro rata share of the Exchange Property” means, for each Note at any time, such number of Relevant Securities or amount of other assets then constituting the Exchange Property as is equal to a fractional share of the Exchange Property of which the numerator shall be the principal amount of the Note tendered for exchange and the denominator shall be the aggregate principal amount of the Notes (including the Note to which the pro rata share relates) which are outstanding at such time, excluding, for this purpose, the principal amount of the Notes in respect of which Exchange Rights have been exercised by a Holder but the Exchange Property has not yet been delivered and the Exchange Property in respect of such Notes.

“Property Settlement Portion” means, with respect to any exchange, the portion of the pro rata share of the Exchange Property to which such exchange relates that is not the Cash Settlement Portion.

“QIB“ means any “qualified institutional buyer” (as defined in Rule 144A).

“QIB/QP” means any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Securities, is both a QIB and a Qualified Purchaser.

“QP“ or “Qualified Purchaser” means any “qualified purchaser” (for purposes of Section 3(c)(7) of the Investment Company Act as defined in Section 2(a)(51) of the Investment Company Act).

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture.

“Redemption Notice” has the meaning ascribed thereto in Section 5.2(a), substantially in the form of Exhibit C.

“Redemption Price” means the price at which the Notes are to be redeemed, whether on the Maturity Date or any earlier date of redemption at the option of the Issuer or of a Holder.

“Registrar” means, initially, means, initially, Deutsche Bank Trust Company Americas, at Deutsche Bank Trust Company Americas, 60 Wall Street, 24th Floor, New York, NY 10005, and any successor thereto appointed by the Issuer.

“Registration Rights Agreement” means the Registration Rights Agreement, dated June 22, 2020, relating to the Shares among the Issuer, the Guarantor and Theravance.

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Relevant Asset Event” has the meaning ascribed to it in Section 8.10(a).

“Relevant Indebtedness” means any indebtedness of the Guarantor and any Subsidiary that:

(i)           is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued (otherwise than to constitute or represent advances made by banks or other lending institutions);

(ii)          is denominated in, or confers any right of payment by reference to, any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business, or is denominated in or by reference to the currency of such country but more than 20% of which is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer outside such country; and

(iii)         at its date of issue is, or is intended by the issuer to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

“Relevant Period” has the meaning ascribed thereto in Section 1.1.

“Relevant Exchange” means the stock exchange where a Relevant Security is primarily listed and traded.

“Relevant Securities” means Shares and/or any other securities (including, without limitation, any options, warrants, rights or evidences of indebtedness) comprised in the Exchange Property from time to time.

A “Rights Issue” means an offering of additional Shares or other securities, or options, warrants or rights to subscribe or purchase additional Shares or other securities, by way of rights by virtue of being a holder of Relevant Securities.

 “Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission.

“Section 3(c)(7)” means Section 3(c)(7) of the Investment Company Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Interest” means any mortgage, charge, pledge, lien, fixed or floating charge, hypothec, privilege or other form of encumbrance or security interest.

“Settlement Date” means (i) if the Cash Settlement Option has been exercised in respect of the relevant Exchange Notice, the fifth Business Day following the expiration of the Calculation Period after the relevant Exercise Date or (ii) if the Cash Settlement Option in respect of the relevant Exchange Notice has not been exercised, (a) in the case of any exchange in respect of which the Exercise Date is prior to March 22, 2023, other than as set forth in clause (b) below, the fifth Business Day following the relevant Exercise Date; provided however that if the Exchange Property is comprised solely of cash, the “Settlement Date” shall mean the second Business Day after the relevant Exercise Date, (b) in the case of any exchange in respect of which the Exercise Date is on or after the date on which the Company gives a notice of redemption but on or prior to the fifth Business Day prior to the Redemption Date,  the Redemption Date, or (c) in the case of any exchange in respect of which the Exercise Date is on or after March 22, 2023, the Maturity Date.  Notwithstanding the foregoing, if the composition of the Exchange Property is to be changed pursuant to Section 8.10 due to the occurrence of a Relevant Asset Event, following the exercise of a relevant Exchange Right, the Settlement Date shall be postponed to the fifth Business Day next following the determination of such change pursuant to the provisions hereof.

“Shares” means Ordinary Shares, par value$0.00001 each, of Theravance.

“Specified Date” means, in relation to any Offer, the final date for acceptance of such Offer (without taking account of any extension thereof unless such extension is announced prior to such final date).

“Split, Subdivision, Consolidation or Redenomination” has the meaning ascribed thereto in Section 8.8.

“Subsidiary” means, in relation to any Person and at any particular time, any entity of which more than 50% of the issued share capital is then beneficially owned by such Person and/or one or more of its Subsidiaries.

“Successor Entity” has the meaning ascribed to it in Section 4.2.

A “Termination in Trading” means the Shares (or other Relevant Securities into which the Notes are then exchangeable) are not or are no longer approved for or admitted to listing or quotation on any of The New York Stock Exchange, The Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

“Theravance” means Theravance Biopharma, Inc., a Cayman Islands exempted company.

A “Theravance Change in Control” shall occur when:

(1)

any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, or their respective subsidiaries (other than Theravance or its wholly-owned subsidiaries), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the aggregate voting power of all classes or series of Theravance’s share capital stock then outstanding normally entitled to vote in appointments of directors;

(2)

the consummation of any consolidation, merger or share exchange of Theravance (excluding a merger solely for the purpose of changing Theravance’s jurisdiction of incorporation to any state of the United States or any merger, consolidation or share exchange between Theravance and any of its Subsidiaries) pursuant to which the share capital stock of Theravance will be converted into cash, securities or other property;

(3)

Theravance sells, assigns, conveys, leases or transfers all or substantially all of its properties and assets to any Person other than to a wholly-owned Subsidiary of Theravance; provided, however, that a transaction in which the holders of all classes of the ordinary shares of Theravance immediately prior to such transaction own immediately after such transaction, directly or indirectly, at least 90% of the aggregate voting power of all classes or series of capital stock, shares or other equity interests of such Person normally entitled to vote in elections of directors shall not be deemed to be a Theravance Change in Control; or

(4)	the holders of the Shares approve any plan or proposal for the liquidation or dissolution of Theravance or any Successor Entity (whether or not otherwise in compliance with this Indenture).

However, a Theravance Change in Control as a result of Clause (1) or (2) above will not be deemed to have occurred if at least 90% of the consideration paid or to be paid for the Shares (or other Relevant Securities into which the Notes are then exchangeable) in the transaction otherwise constituting a Theravance Change in Control, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of ordinary shares traded on a U.S. national securities exchange or will be so traded immediately following such acquisition, consolidation, merger or binding share exchange, and, as a result and immediately upon the consummation of the acquisition, consolidation, merger or binding share exchange such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, comprises the Exchange Property.

If applicable, references in the above definition of “Theravance Change in Control” to Theravance shall be construed as references to any successor Person of Theravance following a corporate change, reorganization, acquisition, consolidation or merger.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) the Nasdaq or, if the Shares or other Relevant Securities are not listed on the Nasdaq, the principal other U.S. national securities exchange, if any, on which the Shares or other Relevant Securities are then listed is open for trading and the Nasdaq or such other exchange on such day has a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on such exchange or, if the Shares or other Relevant Securities are not so listed, any Business Day.

“Transfer Agent” means, initially, Deutsche Bank Trust Company Americas, at
Deutsche Bank Trust Company Americas, 60 Wall Street, 24th Floor, New York, NY 10005, and any successor thereto appointed by the Issuer.

“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

 “Volume Weighted Average Price“ means, in respect of any Trading Day, the volume weighted average price of the Shares or the Relevant Securities, as the case may be, as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page TBPH <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day, or, if such price is not available, the Volume Weighted Average Price means the market value per Share or Relevant Security, as the case may be, on such Trading Day using a volume-weighted average method as Independently Determined.

“Unconditional Date” means, in relation to any Offer, the date the Offer becomes or is declared unconditional in all respects.

“USA Patriot Act” has the meaning ascribed to it in Section 11.12.

Section 1.2.        Rules of Construction

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          “or” is not exclusive;

(3)          “including” means including without limitation;

(4)          words in the singular include the plural and words in the plural include the singular;

(5)          “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(6)          provisions apply to successive events and transactions.

ARTICLE II.

THE NOTES

Section 2.1.        Form and Dating

(a)          The Notes are being originally offered and sold by the Issuer pursuant to a Purchase Agreement, dated June 17, 2020, among the Issuer, the Guarantor, Theravance and the initial purchaser named therein (the “Initial Purchaser”).  The Notes will be issued in fully registered form without coupons, and only in denominations of $250,000 and multiples of $1,000 in excess thereof.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.

(b)          The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c)           The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or rule or usage of the Depositary.  The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

Section 2.2.        Execution and Authentication

(a)          The Notes shall be executed by an Officer of the Issuer by electronic, facsimile or manual signature; and the Guarantee with respect to the Notes shall be executed by an Officer of the Guarantor by electronic, facsimile or manual signature. If an Officer whose signature is on a Note or the Guarantee no longer holds that office at the time the Note or the Guarantee is authenticated, the Note or the Guarantee, as the case may be, shall nevertheless be valid.

(b)          Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of the Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by the Indenture or the other related documents (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures.  Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.  When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person.  The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

(c)           The Trustee may appoint an authenticating agent acceptable to the Company (the “Authenticating Agent”) to authenticate Notes. The Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

(d)          A Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on the Note by electronic, facsimile or manual signature. The signature shall be conclusive evidence that the Note has been duly and validly authenticated and issued under this Indenture.

(e)          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Issuer signed by an Officer of the Issuer (the “Issuer Order”).  An Issuer Order shall specify the amount of the Notes to be authenticated, the number of Certificated Notes to be authenticated, the registered Holder of each Note, delivery instructions and the date on which the original issue of Notes is to be authenticated.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $280,336,000.

(f)           In the event that the Issuer should consolidate, amalgamate, merge with or into, or be replaced by, or assign, convey, transfer or lease its properties and assets substantially as an entirety to any Person in accordance with Section 4.2, subject to the restrictions set forth in Section 4.1, and the Successor Entity resulting from or surviving such consolidation, amalgamation, merger or replacement, or having received such assignment, conveyance, transfer or lease, as the case may be, shall have executed an indenture supplemental hereto with the Trustee pursuant to Section 4.2, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Entity, be exchanged for other Notes executed in the name of the Successor Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the Successor Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a Successor Entity pursuant to this Section  2.3 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 2.3.        Paying Agent, Transfer Agent, Exchange Agent, Registrar

(a)          The Issuer shall appoint (i) a Principal Paying Agent with an office in the Borough of Manhattan, The City of New York, where Notes may be presented for payment; (ii) a Transfer Agent with an office in the Borough of Manhattan, The City of New York, where Notes may be presented for transfer; (iii) a Principal Exchange Agent with an office in the Borough of Manhattan, The City of New York, where Notes may be presented for exchange; and (iv) an office or agency in the Borough of Manhattan, The City of New York where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall also appoint a Registrar and shall cause it to keep a register of the Notes and of their transfer and exchange (the “Note Register”).  Such registration in the Note Register shall be conclusive evidence of the ownership of Notes.  The Registrar shall include in the books and records for the Notes notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced.  In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof.  In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.  The Issuer may have one or more co-Registrars and one or more additional Paying Agents or Exchange Agents.

(b)          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Issuer fails to maintain a Registrar or if the Issuer or the Guarantor fails to maintain a Paying Agent, the Trustee shall act as Registrar and Paying Agent. The Issuer or the Guarantor may remove any Agent appointed by it upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Issuer or the Guarantor and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Issuer, the Guarantor or any affiliate of the Issuer or the Guarantor may act as Paying Agent or Registrar.

(c)           The Issuer initially appoints Deutsche Bank Trust Company Americas as Principal Paying Agent, Transfer Agent, Principal Exchange Agent and Registrar, in each case, until such time as another Person is appointed as such.  Deutsche Bank Trust Company Americas hereby accepts such appointments.

Section 2.4.        Paying Agent to Hold Money in Trust

The Issuer shall require each Paying Agent other than the Trustee (including where acting as the Principal Paying Agent) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and other amounts, if any, on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment.  The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.  If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any payment of principal or other amounts, if any, on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal or other amounts, if any, so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee in writing of its action or failure to act.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.5.      Holder Lists

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at such times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

Section 2.6.      Book-Entry Provisions for Global Notes.

(a)        Notes will be represented by one or more restricted Global Notes in definitive, fully registered form bearing the legend set forth in Section 2.7(a).  The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.  The Depositary shall be a clearing agency registered under the Exchange Act. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Global Note and recorded in the Register, as hereinafter provided.

(b)        Ownership of beneficial interests in a Global Note shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depositary or its nominee (with respect to interests of persons who have accounts with the Depositary (“participants”)) and the records of participants (with respect to interests of persons other than participants).  So long as the Depositary or its nominee, is the registered owner or holder of a Global Note, the Depositary or its nominee shall be considered the sole owner or Holder of the Notes represented by such Global Notes for all purposes under this Indenture and the Notes.  No beneficial owner of an interest in a Global Note shall be able to transfer that interest except in accordance with the applicable procedures of the Depositary, in addition to those provided under this Indenture.  Transfers of beneficial ownership in the Global Notes shall occur only through the Depositary.

(c)         Payments of the principal of and other amounts on, a Global Note (including, without limitation, any principal or other amounts due upon redemption) shall be made to the Depositary or its nominee as the registered owner thereof.  None of the Issuer, the Guarantor, the Trustee, any Paying Agent, the Transfer Agent or any Exchange Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)         Transfers between participants in the Depositary shall be effected in the ordinary way in accordance its rules and operating procedures.

None of the Issuer, the Guarantor or the Trustee shall have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

(e)        Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or any custodian of the Depositary, or under such Global Note, and the Depositary or its nominee may be treated by the Issuer, the Trustee, any Paying Agent, the Transfer Agent, any Exchange Agent and the Registrar, and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Paying Agent, the Transfer Agent, any Exchange Agent or the Registrar, or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its respective Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(f)          Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.  Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(i)         the Depositary at any time notifies the Issuer that it is unwilling or unable to continue as a depository or clearing system, as applicable, for the Global Notes, and a successor depositary is not appointed by the Issuer within 90 days of the time such notice is given;

(ii)        the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

(iii)       an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (f), such Global Note shall be deemed to be surrendered to the Trustee or the Paying Agent, as the case may be, for cancellation, and the Issuer shall execute, and the Trustee or the Paying Agent, as the case may be, shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

Any Certificated Notes issued pursuant to provisions of this paragraph (f) shall bear the legend and otherwise comply as to form as required by Section 2.7 of this Indenture.  Holders of an interest in a Global Note may receive such Certificated Notes, which shall be printed and distributed to the Holders by mail to the last available address of such Holders as appears on the Note Register in accordance with the applicable rules and procedures of the Depositary in addition to those provided for under this Indenture.  In such an event, the Issuer shall notify the Holders, in the manner set forth in Section 11.1, of the applicable procedures for the payment of principal and other amounts, the delivery of Exchange Property, the procedures for transfer and exchange of Notes and the identity and contact information with respect to the then-applicable Paying Agent or Transfer Agent.

(g)         Subject to the requirements of the Depositary, the Exchange Rights attaching to the Notes in respect of which a Global Note is issued may be exercised by the presentation to or to the order of an Exchange Agent of one or more Exchange Notices duly completed by or on behalf of a holder of a book-entry interest in such Note.  Deposit of such Global Note with an Exchange Agent together with the relevant Exchange Notice shall not be required.  The exercise of the Exchange Right shall be notified by such Exchange Agent to the Issuer and to the holder of the Global Note.  The Issuer shall transfer or deliver the pro rata share of the Exchange Property to the person or persons designated in the relevant Exchange Notice in accordance with the procedures set forth in Section 8.3 hereof.

Section 2.7.      Restrictive Legend

(a)            Each Global Note and each Certificated Note shall bear the legend set forth below on the face thereof:

THIS NOTE AND THE GUARANTEE OF THE NOTE BY GLAXOSMITHKLINE PLC (THE “GUARANTOR”) HAVE NOT BEEN AND WILL NOT BE REGISTERED FOR OFFER OR SALE UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE GUARANTOR IS REGISTERED OR INTENDS TO REGISTER UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).  THE NOTE (INCLUDING ANY BENEFICIAL INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH BELOW.

EACH PERSON WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE BY ACCEPTING DELIVERY HEREOF IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE FOR THE BENEFIT OF THE ISSUER, THE GUARANTOR, THERAVANCE BIOPHARMA, INC. (“THERAVANCE”) AND THE TRUSTEE THAT IT, AND EACH PERSON FOR WHICH IT IS ACTING, WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT:  (1) TO GlaxoSmithKline plc OR ITS SUBSIDIARIES, OR (2) TO A PERSON WHO IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT (A “QP”) WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs, EACH OF WHICH IS ALSO A QP AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; AND IN EACH CASE IN A PRINCIPAL AMOUNT (FOR THE PURCHASER AND FOR EACH ACCOUNT FOR WHICH SUCH PURCHASER IS ACTING) OF NOT LESS THAN THE MINIMUM DENOMINATION SPECIFIED FOR THIS NOTE PURSUANT TO THE INDENTURE GOVERNING THE NOTES.

EACH TRANSFEREE WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE (OR ANY BENEFICIAL INTEREST THEREIN) BY PURCHASING OR OTHERWISE ACQUIRING SUCH NOTE (OR SUCH BENEFICIAL INTEREST) IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE FOR THE BENEFIT OF THE ISSUER, THE GUARANTOR, THERAVANCE AND THE TRUSTEE THAT:

(A)

LESS THAN 40% OF THE ASSETS OF SUCH PURCHASER (AND EACH PERSON FOR WHOM IT IS ACTING) CONSIST OF INVESTMENTS IN THE ISSUER. IT, AND EACH PERSON FOR WHICH IT IS ACTING, (I) IS A QIB THAT IS A QP, (II) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THIS NOTE (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING IS A QP), (III) HAS RECEIVED THE NECESSARY CONSENT TO BE TREATED AS A QP FROM ALL BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WHEN THE PURCHASER OR ANY PERSON FOR WHICH IT IS ACTING IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (IV) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (V) IS NOT A PARTICIPANT DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN OR ANY OTHER TYPE OF PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH PLAN, UNLESS INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (VI) IS NOT A (i) PARTNERSHIP, (ii) COMMON TRUST FUND, (iii) SPECIAL TRUST PENSION FUND OR RETIREMENT PLAN OR (iv) OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATIONS THEREOF, (VII) UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS SECURITIES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND (VIII) IS ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs EACH OF WHICH IS ALSO A QP AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION AND HAS FULL POWER TO MAKE THE ACKNOWLEDGEMENTS, REPRESENTATIONS AND AGREEMENTS ON BEHALF OF EACH SUCH ACCOUNT CONTAINED IN THIS LEGEND;

(B)

ANY RESALE OR OTHER TRANSFER OF THIS NOTE THAT IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH HEREIN WILL BE OF NO FORCE AND EFFECT, WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY;

(C)

IN THE EVENT OF A TRANSFER OF THE NOTE (OR BENEFICIAL INTEREST THEREIN) TO A PERSON THAT IS NOT BOTH A QIB AND A QP, THE ISSUER MAY, IN ITS DISCRETION, EITHER (A) COMPEL SUCH TRANSFEREE TO SELL THE NOTE OR ITS INTEREST THEREIN TO A PERSON WHO IS BOTH A QIB AND A QP AND WHO IS OTHERWISE QUALIFIED TO PURCHASE THE NOTE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (B) ON BEHALF OF SUCH TRANSFEREE (AND SUCH TRANSFEREE BY ACCEPTING DELIVERY OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN IRREVOCABLY GRANTS TO THE ISSUER AND THE ISSUER’S AGENTS FULL POWER AND AUTHORITY TO, ON BEHALF OF SUCH TRANSFEREE), SELL THIS NOTE OR SUCH TRANSFEREE’S INTEREST HEREIN TO A PERSON DESIGNATED BY OR ACCEPTABLE TO THE ISSUER AT A PRICE EQUAL TO THE LEAST OF (1) THE PURCHASE PRICE THEREFOR PAID BY THE ORIGINAL TRANSFEREE, (2) 100 PERCENT. OF THE PRINCIPAL AMOUNT THEREOF AND (3) THE FAIR MARKET VALUE THEREOF;

(D)	THE ISSUER HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER OF THIS NOTE OR INTEREST THEREIN TO A PERSON WHO IS NOT BOTH A QIB AND A QP; AND

(E)	SUCH TRANSFEREE WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE GOVERNING THE NOTES TO ANY SUBSEQUENT TRANSFEREE.

NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE MAY BE OBTAINED BY WRITING TO GlaxoSmithKline plc, 980 GREAT WEST ROAD, BRENTFORD, MIDDLESEX, TW8 9GS, ENGLAND, ATTENTION: CORPORATE FINANCE, TREASURY (EMAIL: CF.TREASURY@GSK.COM).

Section 2.8.      Transfer and Exchange

(a)        Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or such Holder’s agent, duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee (or the Authenticating Agent) shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request.  No service charge shall be made to a Holder for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Trustee, a Paying Agent, a Transfer Agent or an Exchange Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b)        No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws.

(c)        No Note may be offered, sold or delivered (i) as part of the distribution by the Initial Purchaser at any time or (ii) except in accordance with Rule 144A or an exemption from the registration requirements of the Securities Act, to Persons purchasing for their own account or for the accounts of one or more QIBs for which the purchaser is acting as fiduciary or agent.  The Notes may not be sold or resold, as the case may be, in reliance on Regulation S.  In addition, no Global Note may at any time be held by or on behalf of Persons that are not QIB/QPs.  Neither the Trustee, the Agents nor any other Person shall register the Notes under the Securities Act or any state securities laws.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Note Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be.  No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Note Register.  Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuer nor the Trustee, any Paying Agent, the Transfer Agent, any Exchange Agent or Registrar shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 5.1 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)        So long as the Notes are evidenced by Global Notes and are held by or on behalf of the Depositary or its nominee, transfers of a Global Note, in whole or in part, shall only be made in accordance with Section 2.6 and this Section 2.8(d), provided, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note.  Except as otherwise expressly permitted herein, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(e)        Other Exchanges.  In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons pursuant to Section 2.10 hereof, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above, and as may be from time to time adopted by the Issuer and the Trustee.

(f)         Notes are issued upon the transfer, exchange or replacement of Notes bearing the legend set forth in Section 2.7 hereof, and if a request is made to remove such legend on such Notes, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include such opinion of counsel  as may be reasonably required by the Issuer, to the effect that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A under or Section 4(a)(2) of the Securities Act, as applicable, and the Investment Company Act.  Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver Notes that do not bear such legend.

(g)         Each Person who becomes a holder of a beneficial interest in Notes represented by an interest in a Global Note shall be deemed to have represented, agreed and acknowledged that (terms used in this paragraph that are defined in Rule 144A and Sections 2(a)(51) and 3(c)(7) of the Investment Company Act are used herein as defined therein):

(i)         It and each person for which it is acting (a) is a QIB/QP, (b) is acquiring such Notes (or beneficial interests therein) for its own account or for the account of one or more QIB/QPs as to which the purchaser exercises sole investment discretion and such purchaser or transferee has full power to make the acknowledgements, representations and agreements on behalf of each such account contained in Section 2.8(g)(ii) through (vii) below and in a principal amount of not less than the principal amount of the Notes for the purchaser and for each such account, (c) is aware, and each beneficial owner of such Notes has been advised, that the sale of such Notes to it is being made in reliance on Rule 144A, (d) will provide notice of the transfer restrictions in this Section 2.8(g) to any subsequent transferees and (e) is not purchasing such Notes (or beneficial interests therein) with a view to, or for offer or sale in connection with, any distribution of the Notes in violation of the Securities Act, or with the intention of evading, either alone or in conjunction with any other person, the requirements of the Investment Company Act.

(ii)        It understands and agrees that the Notes (or beneficial interests therein) and the Guarantee are being offered in a transaction not involving any public offering in the United States of elsewhere within the meaning of the Securities Act or the Investment Company Act, and have not been and will not be registered for offer or sale under the Securities Act or with any securities regulatory authority of any other jurisdiction of the United States and that neither the Issuer nor the Guarantor has registered or intends to register with the SEC as an “investment company” as that term is defined under the Investment Company Act.

(iii)       It understands and agrees that the Notes may not be offered, sold, pledged or otherwise transferred except (a) to the Guarantor or its subsidiaries; or (ii) to a QP who the seller reasonably believes is a QIB purchasing for its own account or for the account of one of more QIBs each of which is also a QP as to which the purchaser exercises sole investment discretion in a transaction meeting the requirements of Rule 144A in accordance with all applicable securities laws, including the securities laws of any state of the United States. In connection with any transfer of the Notes, the purchaser will furnish to the Issuer, prior to such transfer, such certifications, legal opinions or other information as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act or that such transfer will not require the Issuer to register as an “investment company” under the Investment Company Act.

(iv)       It and each account for which it is purchasing is acquiring such Notes for its own account for investment purposes and not for sale in connection with any distribution thereof. Less than 40% of the assets of such purchaser (and each person for whom it is acting) consist of investments in the Issuer. It and each person for which it is acting (a) was not formed, reformed, capitalized, recapitalized or operated for the purpose of investing in securities of the Issuer, including the Notes except when each beneficial owner of the purchaser and each person for which it is acting is a QP, (b) to the extent the purchaser or any person for which it is acting is a private investment company formed on or before April 30, 1996, the purchaser has received the necessary consent to its being treated as a QP from its beneficial owners who acquired their interests on or before April 30, 1996, (c) is not a participant-directed employee plan, such as a 401(k) plan or any other type of plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan, (d) is not a broker-dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of unaffiliated issuers, (e) is not a (i) partnership, (ii) common trust fund, (iii) special trust, pension fund or retirement plan or (iv) other entity in which the partners, beneficiaries or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, and (f) understands that the Issuer or the Guarantor may receive a list of participants holding positions in securities from one or more book-entry depositaries.

(v)        It understands and agrees that:  (a) any purported transfer of such Notes to a purchaser that does not comply with the requirements of the transfer restrictions herein will be of no force and effect and will be void ab initio; (b) the Issuer has the power to compel any beneficial owner of Notes that is not a QIB/QP to sell its interest in the Notes or may sell such interest on behalf of such owner, as described in the securities legend contained in Section 2.7(a) hereof; and (c) the Issuer has the right to refuse to honor the transfer of an interest in Notes to a person who is not a QIB/QP.  It also understands that the Issuer may receive a list of participants holding positions in its securities from one or more book-entry depositories.

(vi)       It understands that the Notes (or beneficial interests therein), including the restricted Global Note, unless otherwise agreed by the Issuer in accordance with applicable law, will bear a legend contained in Section 2.7(a) hereof and may not be reoffered, resold, pledged or otherwise transferred except in accordance with such legend.

(vii)      It acknowledges that the Issuer, the Guarantor, the Registrar (in the event that registered Notes are issued in accordance with this Indenture), the Initial Purchaser and its affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgements, representations or agreements deemed to have been made by its purchase of the Notes are no longer accurate, it shall promptly notify the Issuer, the Guarantor and the Initial Purchaser.  If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each account.

(viii)      It acknowledges and agrees that the Issuer and the Guarantor will be solely responsible for the performance of any and all obligations under this Indenture and the Notes and shall have no right or claim against Theravance with respect to this Indenture or the Notes.

(h)        Any purported transfer of a Note not in accordance with this Section 2.8 shall be null and void and shall have no effect for any purpose hereunder.

Section 2.9.      Mutilated, Destroyed, Lost or Stolen Notes

(a)        Should any Certificated Note be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of any Paying Agent, the Transfer Agent, any Exchange Agent or the Registrar.  Mutilated or defaced Notes must be surrendered before replacements will be issued.  If required by the Trustee or the Issuer, a claimant shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agents, the Transfer Agent, the Exchange Agents and the Registrar from any loss that any of them may suffer if a Certificated Note is replaced.  In the absence of notice to the Issuer or the Trustee that such Certificated Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

(b)        Upon the issuance of any new Certificated Note under this Section 2.9, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Paying Agent, the Transfer Agent, any Exchange Agent or the Registrar) in connection therewith.

(c)        If at the time a mutilated, lost, destroyed or wrongfully taken Certificated Note is presented such Certificated Note has become or is about to become due and payable, the Issuer may pay such Certificated Note instead of issuing a new Certificated Note in replacement thereof.

(d)        Every new Certificated Note issued pursuant to this Section 2.9 in exchange for any mutilated Certificated Note, or in lieu of any defaced, destroyed, lost or stolen Certificated Note, shall constitute an original additional contractual obligation of the Issuer, the Guarantor and any other obligor upon the Certificated Notes, whether or not the mutilated, defaced, destroyed, lost or stolen Certificated Note shall be at any time enforceable by anyone, and every new Certificated Note shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Certificated Notes duly issued hereunder.

Section 2.10.    Temporary Notes

Until definitive Notes are ready for delivery, the Issuer may execute temporary Notes and issue an Issuer Order to the Trustee to authenticate such temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer will prepare and execute definitive Notes and issue an Issuer Order to the Trustee to authenticate such definitive Notes.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer will execute one or more definitive Notes representing an equal principal amount of Notes and issue an Issuer Order to the Trustee to authenticate and make available for delivery in exchange therefor such definitive Notes.  Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.11.    Cancellation

The Issuer at any time may deliver Notes to the Trustee for cancellation.  All notes that are redeemed or exchanged in accordance with the terms of this Indenture will be cancelled.  Each of the Paying Agent, the Transfer Agent and the Exchange Agent shall forward to the Trustee for cancellation any Notes surrendered to it for registration of transfer, payment or redemption or for exchange, as the case may be.  The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Issuer all Notes surrendered for registration of transfer, exchange, payment, redemption or cancellation.  The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Issuer Order.

Section 2.12.    CUSIP Numbers

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Issuer or the Trustee shall use the same such numbers in any Exchange Notice as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed on the Notes.  The Issuer will promptly notify the Trustee of any change in the “CUSIP” number.

Section 2.13.    Further Issues

The Issuer may from time to time without the consent of the Holders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date) and so that such further issue shall be consolidated and form a single series with the Outstanding Notes or upon such terms as the Issuer may determine at the time of their issue.  Any further securities shall be issued under a separate CUSIP or ISIN number unless such securities are otherwise treated as part of the same “issue” of debt instruments as the Outstanding Notes for U.S. federal income tax purposes

Section 2.14.    Purchases of the Notes by the Guarantor or any of its Affiliates

The Guarantor may at any time and from time to time purchase Notes at any price in the open market or otherwise. Any Note so purchased, while held by or on behalf of the Guarantor, shall not entitle the holder thereof to vote at any meeting of the Holders and shall not be deemed to be outstanding for the purpose of calculating the percentage of Outstanding Notes in respect of which Holders have consented to any action.

ARTICLE III.

COVENANTS

Section 3.1.      Payment of Notes; Additional Amounts

(a)        The Issuer (failing whom, the Guarantor pursuant to the Guarantee) covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of and any other amounts due on the Notes, pay other amounts due pursuant to Article VIII, and make all deliveries due upon an exchange of the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Not later than 11:00 a.m. New York City time on the due date for any payment due in respect of the Notes of any other amounts pursuant to Article VIII and on the Maturity Date, the Issuer shall deposit with the relevant Paying Agent in same day immediately available funds an amount sufficient to make cash payments due on such due date of payments of any other amounts or the Maturity Date, as the case may be.  For the avoidance of doubt, the Principal Paying Agent shall only be obliged to remit money to Holders if it has actually received such money from the Issuer.  If the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor is acting as Paying Agent, the Issuer, the Guarantor or such Affiliate shall, not later than 11:00 a.m. New York City time on each due date of payments of any other amounts and the Maturity Date, segregate and hold in trust an amount sufficient to make cash payments due on such due date of payments of amounts or the Maturity Date, as the case may be.  Principal and any other amounts on the Notes shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor) holds in accordance with this Indenture an amount in cash designated for and sufficient to pay all principal and any other amounts then due, the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture and the Trustee or the Paying Agent, as the case may be, is satisfied that full payment has been received from the Issuer or, upon failure of the Issuer, the Guarantor.

(b)        All payments and deliveries made by the Issuer under or with respect to the Notes shall be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax (collectively, “Taxes”), except to the extent such Taxes are required to be withheld or deducted by law or by the interpretation or administration thereof. If the Issuer is required to withhold or deduct any amount for or on account of Taxes from any payment made or amount delivered with respect to the Notes, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary such that the net amount received by each Holder (including such Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if the Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to Taxes:

(i)         that would not have been imposed but for the existence of any present or former connection between such Holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(ii)        that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

(iii)       that are payable other than by withholding from payments of principal of or amounts due on exchange of the applicable Notes;

(iv)       that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

(v)        that would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(vi)       that would not have been imposed if presentation for payment of the applicable Notes had been made to a Paying Agent other than the Paying Agent to which the presentation was made;

(vii)      that would not have been imposed but for a failure by the Holder or beneficial owner (or any financial institution through which the Holder or beneficial owner holds any Note through which payment on the Note is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service or any other governmental authority) imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the Notes or any successor or amended version of such provisions or any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such sections of the U.S. Internal Revenue Code (or any law implementing such an intergovernmental agreement); or

(viii)      any combination of the foregoing clauses (i) through (vii);

nor shall Additional Amounts be paid with respect to any payment of the principal of or delivery of amounts due on exchange of any Note to any such Holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Note.

The Issuer shall maintain, in respect of the Outstanding Notes, at least one Paying Agent located outside the United Kingdom.

The obligation of the Issuer to pay Additional Amounts if and when due will survive the termination of this Indenture and the payment of all amounts in respect of the Notes.

Wherever in this Indenture or in the Notes there is in any provision any reference to the payment or delivery of amounts due on the Notes, whether at maturity or pursuant to any earlier redemption or repayment or otherwise, references to such amounts shall be deemed to include such Additional Amounts if, as and to the extent such Additional Amounts are payable with respect to such payment or delivery in accordance with the terms of this Indenture and the Notes, whether or not express mention to such Additional Amounts shall be made in any such provision.

Section 3.2.      Maintenance of Office or Agency

(a)        The Issuer shall maintain each office or agency required under Section 2.3.  The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands in respect of the Notes and this Indenture may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)        The Issuer may also from time to time designate one or more other offices or agencies (in or outside of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve either the Issuer or the Guarantor of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Issuer and the Guarantor, as appropriate, will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.3.      Maintenance of Corporate Existence and Corporate Separateness

Subject to Article IV, the Issuer and the Guarantor will each do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.4.      Compliance Certificate

Each of the Issuer and the Guarantor will furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate (which need not contain the statements required by Section 11.3) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Issuer or the Guarantor, as the case may be, with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default specifying such Default and the nature and status thereof of which such person may have knowledge.

Section 3.5.      Reports to Holders

At any time when the Guarantor is not subject to or is not current in any applicable SEC reporting obligations, the Issuer and the Guarantor shall upon request make available to any Holder or any prospective purchaser of Notes the information required of it by Rule 144A(d)(4) under the Securities Act.

Section 3.6.      Notice to Holders and the Depositary

(a)        So long as the Notes are outstanding and are deposited with the Depositary or a nominee therefor, the Issuer shall include in any report pursuant to Section 3.5 provided to any Person in whose name any Notes is registered a statement that (i) each such Person is required to be a QIB that is also a QP who shall be deemed to have made the representations and agreements set forth under the heading “Notice to Investors and Transfer Restrictions” in the Offering Memorandum, (ii) each such Person can only transfer the Notes to another QIB that is also a QP who shall be deemed to make the representations and agreements set forth under the heading “Notice to Investors and Transfer Restrictions” in the Offering Memorandum and (iii) the Issuer has the right to force each such Person who is not a QIB that is also a QP to sell its Notes.

(b)        The Principal Paying Agent or the Transfer Agent, upon request of the Issuer or the Guarantor, shall on the Issue Date and, for the period during which any Global Notes are outstanding, annually thereafter forward to the Depositary copies of the Important Notice in the form of Exhibit E hereto for delivery to the respective Holders.

Section 3.7.      Limitation on Liens

The Guarantor shall not, and shall not permit any Subsidiary to, incur or assume any mortgage, charge, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or other security agreement (collectively, “Liens”) on or with respect to any property, assets or revenues of the Guarantor or any Subsidiary owned on or acquired after the date of this Indenture to secure any Relevant Indebtedness without making, or causing any such Subsidiary to make, effective provision for securing the Notes equally and ratably with or prior to such Relevant Indebtedness as to such property, assets or revenues for as long as such Relevant Indebtedness is so secured.

Such restrictions on Liens shall not apply to:

(i)         Liens arising by operation of law;

(ii)        Liens on property, assets or revenues of any Person, which Liens are existing at the time such Person becomes a Subsidiary; or

(iii)       Liens on property, assets or revenues of any Person existing at the time such Person is merged with or into or consolidated with the Guarantor or any Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Guarantor or any Subsidiary.

ARTICLE IV.

SUCCESSOR ENTITY

Section 4.1.      When the Issuer May Merge, Etc.

The Issuer shall not consolidate with, merge with or into, or sell, lease, convey or otherwise transfer all or substantially all of its property and assets to (as an entirety or substantially as an entirety in one transaction or a series of related transactions), any Person (other than with or into the Guarantor) or permit any Person to merge with or into the Issuer unless:

(a)        either (x) the Issuer shall be the continuing Person or (y) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Notes and under this Indenture;

(b)        the continuing Person is organized and validly existing under the laws of the United States or the United Kingdom or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor thereto) and, if such continuing Person is not organized and validly existing under the laws of the United States or the United Kingdom, such continuing Person shall agree in such supplemental indenture to be bound by a covenant comparable to that described in Section 3.1 with respect to taxes imposed in the continuing Person’s jurisdiction of organization, and such continuing Person shall benefit from a redemption option comparable to that described in Section 5.7(b) in the event of changes in taxes in such jurisdiction after the date of such consolidation, merger or sale, in each case in form and substance satisfactory to the Trustee;

(c)        the Issuer shall have delivered to the Trustee an Officers’ Certificate, and, if the Issuer shall not be the continuing Person, an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer or such successor enforceable against such Person in accordance with its terms, subject to customary exceptions; and

(d)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Section 4.2.      Successor Issuer Substituted

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the property and assets of the Issuer in accordance with Section 4. 1 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or other disposition (the “Successor Entity”) is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein.

Section 4.3.      When the Guarantor May Merge, Etc.

The Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to (as an entirety or substantially as an entirety in one transaction or a series of related transactions), any Person (other than with or into the Issuer) or permit any Person to merge with or into the Guarantor unless:

(a)        either (x) the Guarantor shall be the continuing Person or (y) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property and assets of the Guarantor shall expressly assume, by a supplemental indenture, executed and delivered to the Company and to the Trustee, all of the obligations of the Guarantor on the Guarantee and under this Indenture;

(b)        the continuing Person is organized and validly existing under the laws of the United States or the United Kingdom or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor thereto) and, if such continuing Person is not organized and validly existing under the laws of the United States or the United Kingdom, such continuing Person shall agree in such supplemental indenture to be bound by a covenant comparable to that described in Section 3.1 with respect to taxes imposed in the continuing Person’s jurisdiction of organization, and such continuing Person shall benefit from a redemption option comparable to that described in Section 5.7(b) in the event of changes in taxes in such jurisdiction after the date of such consolidation, merger or sale, in each case in form and substance satisfactory to the Trustee;

(c)        the Guarantor shall have delivered to the Trustee an Officers’ Certificate, and, if the Guarantor shall not be the continuing Person, an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Guarantor or such successor enforceable against such Person in accordance with its terms, subject to customary exceptions; and

(d)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Section 4.4.      Successor Issuer Substituted

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the property and assets of the Guarantor in accordance with Section 4. 3 of this Indenture, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein.

ARTICLE V.

REDEMPTION

Section 5.1.      Redemption at Option of Holders upon a Fundamental Change

In the event that a Fundamental Change occurs, Holders shall have the right, during the Fundamental Change Redemption Period (as defined below) to require the Issuer to redeem all of their Notes not previously called for redemption, or any portion of the principal amount of such Notes that is an integral multiple of $1,000 (provided that the unredeemed portion of any Note is in an authorized denomination), on the Redemption Date at an amount equal to the aggregate principal amount of the Notes, plus any other amounts due on the Notes to the Redemption Date (the “Fundamental Change Purchase Price”).

On or before the 10th Business Day after the occurrence of a Fundamental Change, or, if later, the 10th Business Day after the Issuer or the Guarantor becomes aware of such Fundamental Change, the Issuer or the Guarantor shall provide to all Holders, the Trustee and the Paying Agent a notice of the occurrence of such Fundamental Change and of the resulting purchase right.  Such notice shall state:

(i)         the events causing a Fundamental Change;

(ii)        the date of the Fundamental Change;

(iii)       the Redemption Date with respect to any redemption upon a fundamental change and the applicable record date;

(iv)       the Fundamental Change Purchase Price, including the calculation thereof;

(v)        that on the Redemption Date, the Fundamental Change Purchase Price will become due and payable;

(vi)       the Fundamental Change Redemption Period;

(vii)      the name and address of the Paying Agent and the Exchange Agent;

(viii)      the procedures that Holders must follow to require the Issuer to purchase its Notes; and

(ix)       the CUSIP number of the Notes.

The “Fundamental Change Redemption Period“ shall commence on the date of the notice to all Holders, the Trustee and the Paying Agent of any such Fundamental Change (pursuant to the second paragraph of this Section 5.1) and end on the thirtieth Business Day following such notice; the “Redemption Date” with respect to any such redemption shall be the second Business Day following the last day of the Fundamental Change Redemption Period.

In relation to any Fundamental Change taking the form of a Merger or an Offer, the Issuer shall at all times be entitled to vote on, exercise its rights in respect of, or otherwise participate in, any such Merger as it thinks fit.

Section 5.2.      Notice of Redemption

(a)        To exercise the right of redemption in respect of any Note, the Holder thereof shall obtain a notice of redemption substantially in the form of Exhibit C, as may be updated from time to time (the “Redemption Notice”) from the relevant Paying Agent.  Such Redemption Notice shall be duly completed in accordance with the applicable procedures of the Depositary in which the beneficial interest in the Notes to be redeemed, and shall be delivered to the Issuer, or the relevant Paying Agent on its behalf, on any day during the Fundamental Change Redemption Period, together with the applicable interest in the Global Notes in accordance with the procedures of the Depositary.  If the Holder holds a Certificated Note, it must deliver such Note, duly endorsed for transfer, together with a written notice of the intent to exercise such redemption right, to the Paying Agent.

If a Holder delivers a Redemption Notice as described above with respect to a Note, it may not surrender that Note for exchange until such notice has been withdrawn in accordance with the provisions of Section 5.2(c).

(b)        The Issuer, or the relevant Paying Agent on its behalf, may reject any incomplete or incorrect Redemption Notice.  All costs and expenses incurred or caused by an incomplete or incorrect Redemption Notice shall be paid by the relevant Holder.

(c)        Holders may withdraw any Redemption Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to 5:00 p.m. New York City time on the second Business day immediately preceding the Redemption Date. The notice of withdrawal shall state the principal amount of the withdrawn Notes, if certificated Notes have been issued, the certificate numbers of the withdrawn Notes or, if not certificated, the notice must comply with appropriate DTC procedures; and the principal amount, if any, which remains subject to the repurchase notice.

Section 5.3.      Deposit of Redemption Price

Not later than 11:00 a.m. New York City time on the relevant Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in same day immediately available funds sufficient to pay the Redemption Price of all the Notes that Holders have proffered for redemption on the relevant Redemption Date.

Section 5.4.      Notes Payable on Redemption Date

If a Holder gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, delivered to the Paying Agent for redemption shall, on the relevant Redemption Date, become due and payable on the terms set forth herein.  Upon surrender of any Note for redemption in accordance with the notice, the Issuer shall pay the redemption price of Notes on the terms set forth in Section 5.1 hereof, as applicable.

Section 5.5.      Unredeemed Portions of Partially Redeemed Note

Upon surrender of a Note that is to be redeemed in part, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of $250,000 and integral multiples of $1,000 in excess thereof.

Section 5.6.      Redemption at Maturity

Unless previously exchanged or redeemed and cancelled as herein provided, the Notes will be repaid by the Issuer at their principal amount on June 22, 2023.

Section 5.7.      Redemption at Option of the Issuer

Other than as set forth in this Section 5.7, the Notes will not be redeemable at the option of the Issuer prior to the Maturity Date.

(a)        Subject to the provisions of Sections 5.7(b) and (c), prior to June 22, 2022, the Notes will not be redeemable at the option of the Issuer.  Subject to Section 5.7(e), on or after June 22, 2022, the Issuer may redeem for cash all or part of the Notes, at its option, if the value of the Exchange Property attributable to $1,000 principal amount of Notes (based on the Last Reported Sale Price of the Shares or, if applicable, other Relevant Securities, taken together with any cash and the value of any other property comprising the Exchange Property) has been at least $1,300 for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, any of the five Trading Days immediately preceding the date on which the Issuer provides notice of redemption pursuant to Section 5.7(d).

(b)        Subject to Section 5.7(e), the Issuer may redeem the Notes in whole but not in part at any time if:

(1)           the Issuer determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the Issue Date, the Issuer would be required to pay Additional Amounts in respect of any payment or delivery under or with respect to the Notes and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer; or

(2)           the Issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) (whether or not such action was taken or brought with respect to the Guarantor or the Issuer, as the case may be), which action is taken or brought on or after the Issue Date, there is a substantial probability that the circumstances described above would exist;

provided, however, that, in either case, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts.

The Issuer will also pay to each holder, or make available for payment to each such holder, on the Redemption Date any Additional Amounts resulting from the payment of such Redemption Price. Prior to the giving of any notice of redemption contemplated by this Section 5.7(b), the Issuer will deliver to the Trustee:

(1)        an Officers’ certificate stating that it is entitled to effect a redemption in accordance with the provisions of this Section 5.7(b) and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; and

(2)        an Opinion of Counsel to the effect that the conditions specified in this Section 5.7(b) have been satisfied.

If the Issuer provides a notice of redemption in accordance with the provisions of this Section 5.7(b), Holders who elect to exchange their Notes prior to redemption shall be entitled to receive upon such exchange, in addition to the pro rata share of the Exchange Property or Cash Settlement Amount, as applicable, an additional compensation amount calculated as though the redemption were an event to which the provisions set forth in Section 8.17 would apply.  For purposes of the application of the provisions set forth in Section 8.17:

(i)         the notice of redemption shall be deemed to be a “Merger” for purposes of clause (ii) of the first paragraph of Section 8.17;

(ii)        such “Merger” shall be deemed to include solely an “Offered Cash Amount;”

(iii)       for purposes of “MP”, the Current Market Value shall be determined as of the date on which the notice of redemption is provided by the Issuer to holders of the Notes (the “Notice Date”); and

(iv)       the Notice Date shall be deemed to be the “Specified Date.”

(c)        Subject to Section 5.7(e), in the event that at any time at least 90% of the original issued aggregate principal amount of Notes have been redeemed, exchanged or purchased and cancelled, the Issuer may, at its option, redeem the remaining Outstanding Notes in whole but not in part.

(d)        The right of Holders to exchange Notes selected for redemption will expire 5:00 p.m. New York City time on the fifth Business Day prior to the Redemption Date.

Any redemption of the Notes at the option of the Issuer in accordance with the provisions of this Section 5.7 shall be upon not less than 30 nor more than 60 days’ notice to the Holders and the Trustee (which notice will be irrevocable and must be given in the manner set forth in Sections 5.8 and 12.1) at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed.

Such notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

(i)         the Redemption Date;

(ii)        the Redemption Price;

(iii)       the name and address of the Paying Agent;

(iv)       that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(v)        that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued in an authorized denomination;

(vi)       that Notes selected for redemption may be exchanged for Shares until the close of business on the fifth Business Day prior to the Redemption Date;

(vii)      that, if any Note contains a CUSIP, ISIN or Common Code number, no representation is being made as to the correctness of such CUSIP, ISIN or Common Code number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

             (vii)      the section of the Indenture pursuant to which the Notes called for redemption are being redeemed.

(e)        Notwithstanding any other provision of Section 5.7, the Issuer shall not be permitted to redeem the Notes if a prospectus relating to resales of the Shares as contemplated by the Registration Rights Agreement is not available to holders of the Shares to be received upon the exchange of Notes who have complied with applicable procedures under the Registration Rights Agreement and are listed in the related prospectus or a supplement thereto at the time the Issuer provides the related notice of redemption pursuant to Section 5.7(d) or if Theravance has given notice that such prospectus will be unavailable at any time prior to the related Redemption Date.

Section 5.8.      Election to Redeem by the Issuer

Prior to the giving of any notice of redemption of the Notes pursuant to Section 5.7, the Issuer shall deliver to the Trustee an Officer’s Certificate in accordance with Section 11.2(a)(i) stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1.      Events of Default

An “Event of Default” shall mean any one of the following events with respect to the Notes:

(a)        default in payment of the principal of any Note (including any Additional Amounts with respect thereto) when due (including upon any redemption of the Notes at the option of the Issuer or the Holder), and, in the case of technical or administrative difficulties, the continuance of that default for more than two Business Days;

(b)        the Issuer fails to comply with its obligations to exchange the Notes in accordance with this Indenture upon exercise by a Holder of its Exchange Rights and such failure continues for five Business Days;

(c)        failure by the Issuer to provide notice of a Fundamental Change pursuant to Section 5.1 and such failure continues for five Business Days;

(d)        default or breach of any other covenant or agreement of the Issuer or the Guarantor in this Indenture with respect to the Notes (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with elsewhere in this Section 6.1), and such default or breach continues for a period of 90 days after there has been given to the Issuer and the Guarantor by the Trustee or to the Issuer, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)        the Issuer ceases to be controlled directly or indirectly by the Guarantor;

(f)         default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Issuer or the Guarantor (not including any indebtedness for which recourse is limited to property purchased) having in any particular case an aggregate outstanding principal amount in excess of ₤100,000,000 (or its equivalent in any other currency), where any such default shall have resulted in such indebtedness being accelerated and becoming due and payable prior to its stated maturity, without such acceleration having been rescinded or annulled or such indebtedness having been discharged; provided that there shall not be deemed to be an Event of Default if such acceleration is rescinded or annulled or such payment is made within 10 days after there has been given to the Issuer and the Guarantor by the Trustee or to the Issuer, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(g)        commencement by the Issuer or the Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Issuer’s or the Guarantor’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or the Guarantor or for all or substantially all of the property and assets of the Issuer or the Guarantor, or any general assignment by the Issuer or the Guarantor for the benefit of creditors.

Any delay in the delivery of Shares resulting from circumstances beyond the Issuer’s control (including any error or delay by the Depositary, the Exchange Agent for the Notes or the registrar for the Shares and any failure or delay by Theravance to take actions necessary for the registration of transfer) shall not constitute a failure by the Issuer to comply with its exchange obligations for purposes of clause (b) within the definition of “Event of Default”.

Section 6.2.      Acceleration

(a)        If an Event of Default described in Section 6.1(a) through (f) (inclusive) with respect to the Notes then Outstanding occurs and is continuing, then, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder by notice in writing to the Issuer and to the Guarantor (and to the Trustee if given by Holders) may declare the entire principal of all the Notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b)         If an Event of Default described in Section 6.1(g) occurs and is continuing, then the principal of all the Notes then Outstanding shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay the principal of any and all Notes that shall have become due otherwise than by acceleration and such amount as shall be sufficient to cover all amounts owing to the Trustee under Section 7.7, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then Outstanding Notes that have been accelerated, by written notice to the Issuer, to the Guarantor and to the Trustee, may waive all defaults with respect to the Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 6.3.      Other Remedies

If a payment default or an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.4.      Waiver of Past Defaults

Subject to Sections 6.2, 6.7 and 9.2, the Holders of at least a majority in principal amount of the Outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes and its consequences, except a Default in the payment of principal of any Security as specified in Section 6.1(b) or in respect of a covenant or provision of this Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.5.      Control by Majority

Subject to Sections 7.1 and 7. 2, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.5.

Section 6.6.      Limitation on Suits

No Holder of any Note may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)          such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes;

(b)          the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)          such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)          during such 60-day period, the Holders of a majority in aggregate principal amount of the Notes then Outstanding have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.7.      Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal or Additional Amounts payable in respect of such Holder’s Note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.      Collection Suit by Trustee

If an Event of Default with respect to the Notes in payment of the principal as specified in Section 6.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and the Guarantor for the whole amount of such principal of  the Notes and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.6.

Section 6.9.      Trustee May File Proofs of Claim, Etc.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.6) and the Holders allowed in any judicial proceedings relative to the Issuer, the Guarantor, the creditors of the Issuer or the Guarantor, or the property of the Issuer or the Guarantor and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.6. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Guarantee or the rights of any Holder under the Notes or the Guarantee, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Application of Proceeds

Any moneys collected by the Trustee pursuant to this Article Six in respect of the Notes  shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or Additional Amounts, if any, upon presentation of the several Notes in respect of which moneys have been collected and noting thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST:  to the Trustee and the Agents for amounts due under Section 7.6;

SECOND:  In case the principal of the Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal, and Additional Amounts, if any; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal without preference or priority of any Note over any other Note, ratably to the aggregate of such principal; and

THIRD:  To the payment of the remainder, if any, to the Issuer, or to the extent the Trustee collects any amount pursuant to the Guarantee, the Guarantor, or any other person lawfully entitled thereto.

Section 6.11.    Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantor, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Guarantor, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.    Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

Section 6.13.    Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14.    Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII.

TRUSTEE, PAYING AGENT, TRANSFER AGENT, EXCHANGE AGENT AND REGISTRAR

Section 7.1.      Duties of Trustee

(a)        If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)          Except during the continuance of a Default or an Event of Default:

(i)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)        in the absence of gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)         this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii)        the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4, 6.5 or 6.6; and

(d)        Neither the Trustee nor the Principal Paying Agent shall be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e)        Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)        Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

(h)        Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(i)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including documented attorneys’ fees and expenses) and liabilities that might properly be incurred by it in compliance with such request or direction.

(j)         Notwithstanding anything to the contrary in this Indenture, the Trustee may refuse to follow any direction that would involve the Trustee in personal liability.

(k)        Notwithstanding anything to the contrary in this Indenture and for the avoidance of doubt, the parties hereto acknowledge and agree that all sums held by the Trustee or the Agents shall be held as banker rather than as trustee, and therefore will not be held in accordance with the client money rules of the United Kingdom’s Financial Services Authority or any successor regulatory body.

Section 7.2.      Certain Rights of Trustee, Paying Agent, Transfer Agent, Exchange Agent and Registrar

Subject to Section 7.1:

(a)        The Trustee and each of the Paying Agents, the Transfer Agent, the Exchange Agents and the Registrar (together, excluding the Trustee, the “Agents”) may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper Person whether or not such document is addressed to it.  The Trustee and each of the Agents need not investigate any fact or matter stated in any such document, but the Trustee and each of the Agents may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or any Agent shall determine to make such further inquiry or investigation, it shall be entitled, following reasonable notice, to make reasonable examination of the books, records and premises of the Issuer or the Guarantor, as the case may be, personally or by agent or attorney at the sole cost of the Issuer or the Guarantor, as the case may be, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)        Before the Trustee or any of the Agents acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.2.  Neither the Trustee nor any of the Agents shall be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.  Subject to Section 7.1, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture in good faith and in reliance thereon.

(c)        The Trustee and each of the Agents may act through its attorneys, agents, custodians and nominees not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian and nominee appointed with due care; provided that the Trustee shall be required to terminate any such agent, attorney, custodian or nominee if it has actual knowledge of any failure by such Person to perform its delegated duties.

(d)        Any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any board resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer or the Guarantor, as the case may be.

(e)        The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction.

(f)         The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.5 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g)        The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon.

(h)        Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officer’s Certificate, Opinion of Counsel, board resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes affected then outstanding.

(i)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)         The Trustee or any of the Agents may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)        In no event shall the Trustee or any of the Agents be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) as a result of claims brought by any Holder irrespective of whether the Trustee or any of the Agents has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)       The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.3.      Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or any of their Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

Section 7.4.      Disclaimer

The recitals contained herein and in the Notes (except the Trustee’s certificate of authentication) shall be taken as statements of the Issuer or the Guarantor and not of the Trustee, and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents makes any representation as to the validity or adequacy of this Indenture, the Notes or the Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate Notes and perform its obligations hereunder. Neither the Trustee nor any of its agents shall be accountable for the Issuer’s or the Guarantor’s use or application of the proceeds from the Notes or for moneys paid over to the Issuer or the Guarantor pursuant to this Indenture.

Section 7.5.      Notice of Defaults

If any Default or Event of Default with respect to the Notes occurs and is continuing and if such Default is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder of Notes, at the expense of the Issuer, notice of such Default or Event of Default  within 90 days after the occurrence thereof, unless such Default or Event of Default shall have been cured or waived before the mailing; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal, Exchange Property or other amount with respect to the Note, the Trustee shall be fully protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders; and provided further that in the case of any default or breach of the character specified in Section 6.1(d) with respect to Notes, no such notice to Holders shall be given until at least 90 days after the occurrence thereof. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 7.6.      Compensation and Indemnity

(a)        The Issuer, or failing which, the Guarantor, shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, or failing which, the Guarantor, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

(b)        The Issuer, or failing which, the Guarantor, shall indemnify the Trustee for, and hold it harmless against, any loss, liability, claim, damage or expense, including taxes (other than income taxes), incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Notes or the trusts hereunder and the performance of its duties under this Indenture and the Notes, including the costs and expenses of defending itself against or investigating any claim asserted by any person or liability in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes or in connection with enforcing the provisions of this Section 7.6.

(c)        The obligations of the Issuer and the Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy, insolvency or similar law or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 6.1(g) hereof, the parties hereto and the Holders by their acceptance of the Notes hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy, insolvency or similar law

Section 7.7.      Replacement of Trustee

(a)        A resignation or removal of the Trustee as Trustee with respect to the Notes and appointment of a successor Trustee as Trustee with respect to the Notes shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

(b)        The Trustee may resign as Trustee at any time by so notifying the Issuer and the Guarantor in writing. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee as Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Issuer. The Issuer may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.9 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(c)        If the Trustee resigns or is removed as Trustee with respect to the Notes, or if a vacancy exists in the office of Trustee with respect to the Notes for any reason, the Issuer shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Notes may appoint a successor Trustee in respect of such Notes to replace the successor Trustee appointed by the Issuer. If the successor Trustee with respect to the Notes does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.7(d) within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of a majority in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

(d)        A successor Trustee with respect to the Notes shall deliver a written acceptance of its appointment to the retiring Trustee, to the Issuer and to the Guarantor. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 7.6 and subject to the payment of any and all amounts then due and owing to the retiring Trustee, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Notes to the successor Trustee (ii) the resignation or removal of the retiring Trustee in respect of the Notes shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Notes under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Notes.

(e)        Upon request of any such successor Trustee, the Issuer and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

(f)         The Issuer shall give notice of any resignation and any removal of the Trustee with respect to the Notes and each appointment of a successor Trustee in respect of the Notes to all Holders of Notes. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Notwithstanding replacement of the Trustee with respect to the Notes pursuant to this Section 7.7, the Issuer’s and the Guarantor’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

Section 7.8.      Successor Trustee by Merger

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein; provided that such successor Trustee shall be otherwise qualified and eligible under this Article Seven.

Section 7.9.      Eligibility; Disqualification

The Trustee shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10.    Communications

In no event shall the Agents or the Trustee be liable for any Losses arising in regards to receiving or transmitting any data from any Issuer, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.  The Issuer accepts that some methods of communication are not secure and the Agents shall incur no liability for receiving instructions via any such non-secure method.  The Agents are authorized to comply with and rely upon any such notice, instructions or other communications reasonably believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof).  The Issuer or Authorized Person should use all reasonable endeavors to ensure that instructions transmitted to the Agents or the Trustee pursuant to this Indenture are complete and correct.  Any instructions shall be conclusively deemed to be valid instructions from the Issuer or Authorized Person to the Agents or the Trustee for the purposes of this Indenture.

Section 7.11.    Resignation of Agents

(a)        Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving to the Issuer, the Guarantor and the Trustee and (except in the case of resignation of the Principal Paying Agent) the Principal Paying Agent 30 days’ written notice to that effect (waivable by the Issuer and the Trustee); provided that in the case of resignation of the Principal Paying Agent no such resignation shall take effect until a new Principal Paying Agent (approved in advance in writing by the Trustee) shall have been appointed by the Issuer to exercise the powers and undertake the duties hereby conferred and imposed upon the Principal Paying Agent.  Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 11.1.  Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.

(b)        If any Agent gives notice of its resignation in accordance with this Section 7.11 and a replacement Agent is required and by the 10th day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution.  Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders, whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations among themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c)        Upon its resignation becoming effective the Principal Paying Agent shall forthwith transfer all moneys held by it hereunder to the successor Principal Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all expenses (including legal fees) properly incurred in connection therewith.

ARTICLE VIII.

EXCHANGE RIGHT

Section 8.1.      Exchange Right

(a)        Subject as hereinafter provided, each Holder shall have the right (the “Exchange Right”), subject to any applicable laws and regulations and in the manner described below, to have all or any of its Notes redeemed in exchange (the “exchange”) for a pro rata share of the Exchange Property.  Except as otherwise provided herein, upon exercise of an Exchange Right, the Issuer shall deliver, on the Settlement Date, a pro rata share of the Exchange Property, to be determined as of the relevant Exercise Date (but subsequently adjusted in respect of any adjustments to the Exchange Property occurring thereafter but prior to the Settlement Date), to such Holder in exchange for the relevant Note.  Exchange Rights may only be exercised in respect of an authorized denomination of a Note and may not be exercised in an amount that would result in ownership of an amount of Notes that is not an authorized denomination.  Upon exchange, the right of the exchanging Holder to repayment of the Notes to be exchanged shall be extinguished and released, and in consideration and in exchange therefor the Issuer shall deliver or procure the delivery of the relevant pro rata share of the Exchange Property as provided below or the applicable Cash Settlement Amount, each as described below.

(b)        Notwithstanding any other provision hereof, upon the exercise of any Exchange Right, the Issuer may elect to deliver to the relevant Holder no later than the Settlement Date an amount equal to the relevant Cash Settlement Amount on the Settlement Date in satisfaction of the Exchange Right in respect of any Note delivered for exchange (the “Cash Settlement Option”).  In order to exercise its Cash Settlement Option, as soon as reasonably practicable, but in any event not later than the second Business Day following the relevant Exercise Date (the “Cash Option Exercise Date”), the Issuer shall deliver to the relevant Holder by notification through the Depositary for communication to its participants, or by hand or by courier (at the address specified by the relevant Holder in the Exchange Notice) in the case of Certificated Notes, the Cash Settlement Notice.  Any Cash Settlement Notice shall be irrevocable, and in the absence of any such notice, the Issuer shall be deemed not to have exercised the Cash Settlement Option.  The Cash Settlement Amount shall be paid to the relevant Holder in accordance with the wire transfer instructions provided by the Holder in the Exchange Notice.

(c)        Except as otherwise provided in this Article VIII, upon exercise of an Exchange Right, the Issuer shall deliver, on the Settlement Date, a pro rata share of the Exchange Property (including, if applicable, payment of an amount in cash equal to the total Cash Settlement Amount of the pro rata share of the Exchange Property or part thereof), to be determined as of the relevant Exercise Date (but subsequently adjusted in line with adjustments to the Exchange Property occurring thereafter but prior to the Settlement Date), to such Holder in exchange for the relevant Note.  The Issuer will apply the Notes to be exchanged in consideration of the transfer of Exchange Property by redeeming the Notes and applying the cash on the Holder’s behalf to the Issuer as consideration for delivery of such pro rata share of the Exchange Property to the relevant Holder.

(d)        Upon actual delivery of Exchange Property (and/or, if applicable, payment of an amount in cash equal to the total Cash Settlement Amount of the pro rata share of the Exchange Property or part thereof) by the Issuer to the relevant Holder following exercise of Exchange Rights, or upon any purchase and cancellation of any Notes or upon termination of the Exchange Rights, the pro rata share of the Exchange Property or the relevant part thereof attributable to each relevant Note shall cease to be part of the Exchange Property, and the Exchange Property shall be deemed to be reduced accordingly.

(e)        Exchange Rights may be exercised only in respect of denominations of $250,000 and integral multiples of $1,000 in excess thereof in principal amounts of Notes.

(f)         If the Issuer determines that, notwithstanding this Article VIII, an adjustment should be made to the Exchange Rights (including, but not limited to, the Exchange Property) as a result of one or more events or circumstances which might have an adverse effect on the Holders’ Exchange Rights in relation to any Exchange Property and no adjustment to the Exchange Rights under this Article VIII would arise, such adjustment (if any) to the Exchange Rights as is fair and reasonable to take account of such event and the date on which such adjustment should take effect shall be Independently Determined as soon as practicable.  For the avoidance of doubt, neither the Trustee nor any Exchange Agent shall have any responsibility to make any determination as to whether or not any event has occurred which might require an adjustment to the Exchange Rights.

(g)        In the event of an Offer or certain proposals for a Merger in relation to any issuer of Relevant Securities, with respect to all Notes for which (i) both (a) the Exchange Right has been exercised and (b) the Issuer has elected to exercise its Cash Settlement Option and (ii) the Calculation Period is occurring on the day which such Offer is publicly made or such Merger publicly announced, the Settlement Date shall be delayed until the expiration of the earlier to expire of (i) the period commencing on the date which is the fifth Business Day prior to the Specified Date (without taking into account any extension of the relevant Offer unless such extension is announced prior to such fifth Business Day) and ending on the fifth Business Day following the date that acceptance of the relevant Offer is withdrawn or the relevant Offer lapses or the Unconditional Date, and (ii) the period commencing on the date on which a resolution is passed by the required majority of shareholders of the issuer of any Relevant Securities eligible to vote upon such resolution in respect of any applicable Merger and ending on the fifth Business Day following the date that the same is rejected by the relevant judicial or other authorities or the Merger becomes effective (as the case may be).  The Issuer shall have absolute discretion to vote on or to accept or reject such Offer or arrangement.

Section 8.2.      Exchange Period

The Exchange Right in respect of any Note shall be exercisable on any Business Day on or after September 1, 2020, subject to applicable laws and regulations, and unless previously exchanged or purchased and cancelled, up to the close of business on the Final Exchange Date (such period, the “Exchange Period”).  The Final Exchange Date will be the fifth Business Day prior to the Maturity Date.

Section 8.3.      Exchange Notice and Exercise Date

(a)        To exercise the Exchange Right in respect of any Note, whether such exercise relates to Certificated Noted or a beneficial interest in a Global Note, the Holder or beneficial owner thereof (or its Agent Member) shall deliver a notice in the then-current form obtainable from the specified office of the Exchange Agent (an “Exchange Notice”) with an appropriate medallion signature guarantee and, if required pay all transfer and similar taxes or duties, if any.  An owner of a beneficial interest in a Global Note  will be required to comply with the procedures of the Depositary for exchanging a beneficial interest in a global note.

(b)        To exercise the Exchange Right in respect of any Certificated Note, the holder thereof shall deliver a notice of exchange substantially in the form of Exhibit D, as may be updated from time to time (an “Exchange Notice”) obtainable from the specified office of any Exchange Agent and, if required, furnish appropriate endorsements and transfer documents to pay all transfer and similar taxes.  If a Holder holds a beneficial interest in a global note, the Exchange Notice shall be duly completed by or on behalf of the participant in the Depositary and any Holder shall comply with the procedures of the Depositary for exchanging a beneficial interest in a global note and, if required, pay all taxes or duties, if any.  Deposit of a Global Note with the issuer or the Exchange Agent shall not be required (although the portion of the Global Note corresponding to the applicable beneficial interest must be validly submitted for cancellation).  An Exchange Notice, once given, shall be irrevocable and may not be withdrawn without the consent in writing of the Issuer.  The Issuer, or the Exchange Agent on its behalf, may reject any incomplete or incorrect Exchange Notice.  All costs and expenses incurred or caused by an incomplete or incorrect Exchange Notice shall be paid by the relevant Holder.  If a Holder has already delivered a purchase notice as described under Section 5.1 with respect to a Note, it may not surrender that Note for exchange until such notice has been withdrawn in accordance with this Indenture. In order to exchange its Notes, each Holder must comply with the procedures set forth in the Exchange Notice (including the instructions thereto).  For the avoidance of doubt, notwithstanding the provisions incorporated herein from the Exchange Notice, the Issuer is permitted at its election to deliver Exchange Property through a clearing system should it, in its sole judgment, determine that delivery through such clearing system is practicable at the relevant time, including if the Shares have ceased to be restricted securities by the time of such delivery.

(c)        The Exchange Agent shall, immediately upon receipt, forward a copy of the Exchange Notice to the Trustee, the Issuer and the Guarantor.

(d)        The exercise date in respect of a Note for which the Exchange Right shall have been exercised (the “Exercise Date”) shall be deemed to be the date on which the Holder has completed all required steps for the exchange of its Notes including that (i) the relevant Exchange Notice has been received and (ii) the relevant Notes (other than a Global Note) have been surrendered for exchange (or, in the case of a Global Note, the relevant Notes have been electronically surrendered in accordance with provisions relating to exchange set forth in this Indenture, including Exhibit D hereto).

Section 8.4.      Delivery of Shares and Exchange Property

(a)        Except as otherwise provided in this Article VIII, the Issuer shall use all reasonable efforts to procure the transfer or delivery of the Shares or other Relevant Securities constituting Exchange Property, if any, and/or such other evidence of title to any other Exchange Property to which any Holder shall become entitled as a consequence of exercising Exchange Rights, to an exchanging Holder or its nominee as specified in the relevant Exchange Notice, in each case at the risk of the relevant Holder, on the Settlement Date and in accordance with the relevant Exchange Notice.  Where Exchange Rights are exercised in respect of only some of the Notes represented by a Global Note, the principal amount of such Notes shall be noted on the relevant schedule to such Global Note and, on the Settlement Date the principal amount of such Global Note shall be reduced accordingly.

(b)        Notwithstanding the provisions of Section 8.3(a) and (b), if the Exchange Property has changed in whole or in part as a result of an Offer or Merger for or in respect of any Relevant Securities or as a result of the compulsory acquisition of any Relevant Securities, then the Settlement Date (if it would otherwise fall prior to the date which is five days following the Final Date) shall be postponed to such fifth day.

(c)        With respect to any exercise of the Exchange Right as to which the Issuer has not exercised the Cash Settlement Option with respect to the entire pro rata share of the Exchange Property, the Issuer shall, unless prohibited by law, transfer or deliver the Property Settlement Portion to which any Holder shall become entitled as a consequence of exercising Exchange Rights, to an exchanging Holder or its nominee as specified in the relevant Exchange Notice, on the Settlement Date and in accordance with the relevant Exchange Notice.  Where Exchange Rights are exercised in respect of only some of the Notes represented by a Global Note, the principal amount of Notes so exchanged shall be noted on the relevant schedule to such Global Note and, on the relevant Settlement Date, the principal amount of such Global Note shall be reduced accordingly.

(d)        Exchange Property shall not be available for delivery in violation of any applicable securities law or regulation of the United States or any state thereof or any other jurisdiction into which such delivery would be unlawful.

(e)        If, at any time during which the transfer or delivery of any Exchange Property (other than cash pursuant to the Issuer’s exercise of its Cash Settlement Option) is required, the Issuer reasonably determines that such transfer or delivery may be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer may, at its option, redeem in cash each applicable Note in respect of which Exchange Rights have been exercised and will procure an amount of cash equal to the aggregate of the Cash Settlement Amount of the Note (and the reference to Cash Option Exercise Date in the definition of “Cash Settlement Amount” shall be deemed, for these purposes, to be a reference to the later of the Exercise Date and the date on which the Issuer and the Guarantor first become aware that the provisions of this paragraph will apply to such Notes) plus amounts otherwise payable to the exchanging Holder under Section 8.5 hereof, if any.  In the event of any such election, the Issuer will ensure that such redemption monies are paid to the relevant Holder as soon as reasonably practicable and in any event, not later than the fifth Business Day after the end of the Calculation Period or the date the Cash Settlement Amount is Independently Determined, as the case may be, and otherwise in accordance with this Indenture.

(f)         The exercise of Exchange Rights through participants in the Depositary shall be effected in accordance with their respective rules and operating procedures.

Section 8.5.      Dividends and Other Payments on Exchange Property

(a)        Except as set forth herein, Exchange Property delivered or transferred on exercise of Exchange Rights shall not include any dividends or income thereon or other distributions or rights in respect thereof that are declared, paid or made (1) by reference to a record date prior to the relevant Settlement Date or (2) in the case of the Shares or other listed Relevant Securities, by reference to a record date where the Settlement Date falls after the date on which the Shares or such other listed Relevant Securities trade “ex-rights” in relation thereto.

(b)        All Exchange Property transferred to Holders (or their nominees) shall be transferred with full right, title and interest therein, free from any Security Interest.

(c)        For the avoidance of doubt, until such time that the Exchange Property is transferred to the Holders upon exercise of Exchange Rights, whether or not the Exchange Property is delivered to the Holders on the Settlement Date, and such delivery or transfer is reflected in Theravance’s records, Holders will not be treated as, or have any rights as, shareholders of Theravance, including but not limited to having voting rights or rights to receive dividends or distributions from Theravance. Theravance will not have any obligation to the Holders in their capacity as Holders other than in accordance with the terms of the Registration Rights Agreement.

Section 8.6.      Fractions Arising on Exchange

No fraction of a Share or any other Relevant Security or any other property comprised in the Exchange Property that is not divisible shall be delivered to any Holder on exercise of Exchange Rights.  If a fraction would otherwise be delivered to a Holder on exercise of Exchange Rights, the Issuer shall make a cash payment to such Holder in respect of such part of the pro rata share of the Exchange Property to which such Holder is entitled as is represented by a fractional entitlement.  The amount of cash to be delivered shall be the Current Market Value of any such fraction on the Exercise Date.  If the cash payment otherwise to be made by the Issuer to any Holder would amount to less than $10.00, then the Issuer shall be under no obligation to make any such payment to such Holder.

If more than one Note shall be redeemed pursuant to any one Exchange Notice, the existence of fractions of Shares or other Relevant Securities and the amount of any cash payment to be made in respect of fractions shall be calculated on the basis of the aggregate principal amount of the Notes to be so redeemed.

Section 8.7.      Initial Exchange Property

(a)          The Exchange Property initially consists of 9,644,792 Shares.  On exercise of Exchange Rights and absent exercise of the Cash Settlement Option, Holders shall be entitled to have their Notes redeemed by means of the delivery or transfer by the Issuer of a pro rata share of the Exchange Property as of the Exercise Date to the relevant Holder, which pro rata share shall initially entitle a Holder to receive 29.0660 Shares in respect of each $1,000 principal amount of Notes delivered for exchange.

(b)          Except in the circumstances set forth herein, non-cash dividends and other income and other benefits and rights derived from the Exchange Property prior to the acquisition of the Exchange Property on the Settlement Date pursuant to an exercise of Exchange Rights shall not comprise part of the Exchange Property and shall belong to the record holders thereof and shall not be available for exchange.  The Issuer shall, and the Holders and the Trustee and any Agent hereunder shall not, prior to the delivery or transfer of such Exchange Property into the relevant former Holder’s name (or as it may direct), be entitled to exercise the voting rights with respect to the Relevant Securities on any matters submitted to the holders of any Relevant Securities.

In exercising its voting rights with respect to the Shares or any other Relevant Securities as stated in the preceding paragraph, the record holder shall at all times be entitled to act as it thinks fit, including, in a manner which is contrary to the best interests of the Holders.

Section 8.8.      Split, Subdivision, Consolidation and Redenomination

If the Relevant Securities shall be split, subdivided or consolidated or in any other manner have their par value changed (“Split, Subdivision, Consolidation or Redenomination”), then the securities resulting from such Split, Subdivision, Consolidation or Redenomination, insofar as they are attributable to the Exchange Property, shall be deemed to be included in the Exchange Property.  The terms “Shares” and “Relevant Securities” as used herein shall, after a Split, Subdivision, Consolidation or Redenomination thereof, refers to such securities resulting from such Split, Subdivision, Consolidation or Redenomination.

Section 8.9.      Cash; Rights Issues

If any Cash Distribution that constitutes Distributable Cash occurs, the applicable cash shall not become part of the Exchange Property and instead the Issuer shall pay an amount equal to the cash received (net of any reasonable expenses and of any stamp, transfer, registration or similar taxes or duties) to the Holders of record on the record date with respect to such Cash Distribution on the fifth Business Day after such Distributable Cash has been received by the Issuer.  Any such amount paid to the Holders shall be credited against the principal otherwise payable at maturity if the Notes are not exchanged (and the amount payable at maturity in respect of the principal shall be reduced thereby).

If any Cash Distribution that does not constitute Distributable Cash occurs, the cash comprising such Cash Distribution shall thereafter be deemed to constitute part of the Exchange Property.  Upon any distribution of the Exchange Property by the Issuer to a Holder that exercises its Exchange Right, such cash portion of the pro rata share of the Exchange Property shall distributed along with the pro rata share of the other Exchange Property on the Settlement Date.

If a Rights Issue occurs, the Issuer shall in good faith attempt to determine the portion of such options, rights or warrants to be sold and the portion thereof to be exercised to purchase the Shares or other Relevant Securities with the intent of acquiring as great a number of Shares or other Relevant Securities as is possible with the proceeds of such sale.  The Issuer will then sell the rights on an exchange for cash, if such rights are traded on an exchange or use its commercially reasonable efforts to sell the rights in non-exchange transactions if such rights are not traded on an exchange.  The cash proceeds of such sale (net of any reasonable expenses and of any stamp, transfer, registration or similar taxes or duties) shall be used to subscribe for or purchase additional Shares or other Relevant Securities.  No fractional Shares or other Relevant Securities shall be purchased.  For the avoidance of doubt, the Issuer shall have no obligation to use any other funds to exercise any such options, rights or warrants.  If the Issuer is unable to sell such options, rights or warrants as described above using commercially reasonable efforts, the Issuer shall permit any them to lapse.  Any remaining cash received from the Issuer’s sale of any such options, rights or warrants following such subscription or purchase shall be deemed to be part of the Exchange Property.

Pending the foregoing, such options, rights or warrants shall be deemed to form part of the Exchange Property.

Notwithstanding the foregoing, if any other cash is received by the Issuer, such cash will be deemed to be included in the Exchange Property and Holders shall be entitled to receive the pro rata share of such cash upon exchange.

Section 8.10.    Capital Distributions, Offers, Mergers and Related Events

(a)           If any of the following events occurs (each, a “Relevant Asset Event”):

(i)         any Capital Distribution;

(ii)        securities are received as consideration in any Offer; or

(iii)       further Shares or other securities or assets are issued or transferred to the holders of Relevant Securities pursuant to any Merger with respect to any company or companies (and in particular, but not limited to, any Merger between Theravance and any other company or companies);

then such number of additional Shares, other securities or other assets as are received in relation to the Relevant Asset Event, so far as attributable to the Exchange Property, shall be deemed to be included as part of the Exchange Property.

(b)        If cash is paid to the holders of Shares or Relevant Securities including the Issuer as consideration in any Offer or pursuant to any Merger with respect to any company or companies (and in particular, but not limited to, any Merger between Theravance and any other company or companies), then such cash shall be deemed to constitute part of the Exchange Property.  Upon any distribution of the Exchange Property to a Holder that exercises its Exchange Right, such cash portion of the pro rata share of the Exchange Property shall be distributed along with the pro rata share of the Exchange Property on the Settlement Date.

(c)        In relation to any Merger that results in a Fundamental Change, each record holder of the Relevant Securities shall at all times be entitled to vote on, exercise its rights in respect of, or otherwise participate in, any such Merger as it thinks fit, including, in a manner which is contrary to the best interests of the Holders.

Section 8.11.    General Offers

In the event of an Offer for any Relevant Securities, the Issuer shall have absolute discretion to wholly or partially accept such Offer or reject such Offer.

Section 8.12.    Notice of Change in Exchange Property

The Issuer shall give notice to the Trustee and the Exchange Agent with details of any change in composition of the Exchange Property as soon as reasonably practicable following such change, together with such details as the Trustee may reasonably require.  The Trustee or the Exchange Agent, as the case may be, shall notify all Holders of such change as soon as practicable in the manner specified in Section 11.1.  In the event of a dispute as to whether, and the extent to which, any adjustment should be made to the composition of the Exchange Property, such dispute shall be Independently Determined.

Section 8.13.    Subsequent Additions

If the Settlement Date with respect to any Note shall be on or after a date on which an addition to the Exchange Property takes effect and the relevant Settlement Date falls on a date when the relevant addition has not been received, the Issuer will procure that the provisions of Section 8.4 hereof shall be applied, mutatis mutandis, to such addition to the Exchange Property that would have been required to be delivered on exchange of such Note if the relevant addition had been received as of such Settlement Date and, in such event and in respect of such addition to the Exchange Property, references in Section 8.3 to the Settlement Date shall be deemed to refer to the date upon which such addition is received.

Section 8.14.    Determinations

(a)        The Issuer hereby agrees that for so long as any of the Notes remain Outstanding, it shall use all commercially reasonable efforts to calculate (i) the amount of Exchange Property to which a Holder is entitled upon exercise of its Exchange Right, (ii) the amount of cash constituting the Cash Settlement Amount and (iii) the Current Market Value, in each case, as applicable.

(b)        The Issuer shall, in good faith, monitor all corporate actions by the issuers of Relevant Securities, including, but not limited to, the declaration and distribution of dividends, interest, rights issues, bonus shares, Capital Distributions, subdivisions, consolidations, redenominations, Offers and Mergers.  With respect thereto and with respect to all other adjustments required to be made to the Exchange Property as well as the calculation amounts in the event of a redemption as described in Article V, the Issuer, as set forth in this Indenture, shall calculate the amount of Exchange Property to which a Holder is entitled upon exercise of its Exchange Right, and the amount of cash constituting the Cash Settlement Amount and the amount of cash deliverable in lieu of any fractional shares.  Any calculation or determination of the Issuer shall (in the absence of manifest error and subject to any dispute that is Independently Determined as provided under Section 8.16) be final and binding upon all parties.

(c)        If the Issuer does not, at any time and for any reason, make any such calculation or determination set forth in this Section 8.14, the Issuer shall appoint an independent appraiser or independent investment bank at the Issuer’s expense to do so and such calculation or determination shall be deemed to have been made by the Issuer.

(d)        The Issuer and the Guarantor hereby agree that for so long as any of the Notes remain Outstanding they will notify the Trustee of any relevant public information they receive from Theravance or otherwise become aware of regarding corporate actions by the issuers of Relevant Securities, including, but not limited to, the declaration and distribution of dividends, interest, Rights Issues, bonus issues, Capital Distributions, subdivisions, consolidations, redenominations, and Offers and Mergers.

Section 8.15.    Certificates to be Final

Except as otherwise provided in this Article VIII, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Indenture, whether by the Issuer or the Trustee, shall (in the absence of willful misconduct or fraud) be binding on the Issuer, the Guarantor, the Trustee, the Paying Agent, the Transfer Agents, the Exchange Agents, and all Holders, and no liability to the Issuer, the Guarantor and/or the Holders shall attach to the Exchange Agent or the Trustee in connection with the exercise or non-exercise of its powers, duties and discretion pursuant to such provisions.

Section 8.16.    Independent Determination

The Trustee and Exchange Agents shall have the authority with respect to any determination or calculation to be made in accordance with this Article VIII to rely upon, without any liability for doing so, any determination or calculation Independently Determined.

Section 8.17.    Compensation in a Theravance Change in Control

If (i) an Offer constituting a Theravance Change in Control is made for Shares or other Relevant Securities in the Exchange Property and the Issuer has accepted such Offer in exchange for consideration comprised partly or wholly of cash or other property other than ordinary shares traded on a U.S. national securities exchange or (ii) a Merger constituting a Theravance Change in Control is completed and the Shares or other Relevant Securities in the Exchange Property are replaced by consideration comprised partly or wholly of cash or property other than ordinary shares traded on a U.S. national securities exchange, then Holders exercising their Exchange Rights after the Issuer has received the Offer Consideration relating to such Offer shall be entitled to receive on any exchange of their Notes, in addition to the relevant pro rata share of the Exchange Property or Cash Settlement Amount, as applicable, an amount (the “Compensation Amount”) in respect of each $1,000 principal amount of Notes surrendered for exchange, determined in accordance with the following formula:

CA = K2 * ((Principal * OIP) – IP) * (T/C) * (CB/(CB+CS)) * OP

Where:

CA	=	Compensation Amount per Note ($1,000 denomination)
K	=	the lesser of (a) IP/MP and (b) MP/IP
Principal	=	$1,000
IP	=	$740.74
CB	=	the Offered Cash Amount
CS	=	the Offered Property Value
MP	=	the Current Market Value of the pro rata share of the Exchange Property in respect of a Note with a principal amount of $1,000 on the Specified Date
C	=	1,095, being the number of days from (but excluding) the Issue Date to (and including) the Maturity Date
T	=	the number of days from (but excluding) the Specified Date to (and including) the Maturity Date (which shall be zero if the Specified Date occurs after the Maturity Date)
OP	=	the Offer Proportion
OIP		108.50%, the original issue price of the Notes expressed as a percentage of the principal amount thereof

“Offered Cash Amount” means, in respect of any Offer, the cash amount comprising the whole or part of the Offer Consideration received by the Issuer for one Share or one other Relevant Security, as the case may be, in the Offer (other than cash paid in respect of fractional entitlements to such Offered Property), provided that if the Offered Property comprises securities or property other than equity securities, such securities or property will be deemed, for the purpose of this definition, to form part of the Offered Cash Amount in an amount equal to their fair market value, as Independently Determined, at the close of business on the Unconditional Date.

“Offer Consideration” means, in respect of any Offer, the consideration received by the Issuer in respect of the Shares or other Relevant Securities, as the case may be, pursuant to such Offer.

“Offer Proportion” means, in respect of any Offer, the portion of the Exchange Property as to which the Issuer has accepted the Offer and received Offer Consideration.

“Offered Property” means, in respect of any Offer, the number of shares or other securities (including fractions) or property comprised in the Offer Consideration relating to such Offer for one Share or one other Relevant Security, as the case may be, received by the Issuer.

“Offered Property Value” means, in respect of any Offer, the Independently Determined fair market value of the Offered Property relating to such Offer received by the Issuer at the close of business on the Unconditional Date.  In the case of an Offer where the Offer Consideration received by the Issuer is entirely the Offered Cash Amount, the Offered Property Value shall be zero.

Section 8.18.    Notice of Change in Exchange Property

The Issuer shall give notice to the Trustee and the Exchange Agent containing details of any change in composition of the Exchange Property as soon as reasonably practicable following such change.  The Trustee (or the Exchange Agent, as the case may be) shall notify all Holders of such change as soon as practicable as set forth in Section 11.1.  In the event of a dispute between the Issuer and a Holder as to whether, and the extent to which, any adjustment should be made to the composition of the Exchange Property, such dispute shall be Independently Determined.

Section 8.19.    Release from the Exchange Property

Upon actual delivery of the Exchange Property (and/or, if applicable, the Cash Settlement Portion) by the Issuer to the relevant Holder following exercise of Exchange Rights on the Settlement Date or upon any purchase and cancellation of any Notes or upon termination of the Exchange Rights, the pro rata share of the Exchange Property or the relevant part thereof attributable to each relevant Note shall cease to be part of the Exchange Property and the Exchange Property shall be deemed to be reduced accordingly.

Section 8.20.    Other Events

If the Issuer determines (with the prior written approval of the Guarantor and Holders who hold a majority of the aggregate principal amount of the Outstanding Notes) that, notwithstanding this section, an adjustment should be made to the Exchange Rights (including, but not limited to, the Exchange Property) as a result of one or more events or circumstances which might have an adverse effect on the Holders’ Exchange Rights in relation to any Exchange Property and no adjustment to the Exchange Rights under this section would otherwise arise, such adjustment (if any) to the Exchange Rights as is fair and reasonable to take account thereof and the date on which such adjustment should take effect shall be Independently Determined as soon as practicable and at the Issuer’s expense.  For the avoidance of doubt neither the Trustee nor the Exchange Agent shall have responsibility to make any determination as to whether or not any event has occurred which might require an adjustment to the Exchange Rights.

ARTICLE IX.

AMENDMENTS

Section 9.1.      Without Consent of Holders

(a)          The Issuer, the Guarantor and the Trustee may amend this Indenture without notice to or consent of any Holder, to:

(i)         cure any ambiguity, defect or inconsistency in this Indenture;

(ii)        provide for the assumption by a successor of the obligations of the Issuer in accordance with the terms of this Indenture;

(iii)       evidence and provide for the acceptance of appointment by a successor Trustee;

(iv)       make any change that does not materially and adversely affect the rights of any Holder;

(v)        conform the terms of the Notes, this Indenture or the Guarantee to the description thereof set forth under “Description of the Notes and Guarantee” in the Offering Memorandum; or

(vi)       provide for uncertificated Notes in addition to or in place of Certificated Notes.

(b)          After an amendment under this Section 9.1 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

(c)          Any amendment or supplement made solely to conform the provisions of this Indenture and Notes to the description of this Indenture and the Notes contained the Offering Memorandum will be deemed not to materially or adversely affect the rights of any Holder of Notes.

(d)          The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient that such consent approves the substance of the proposed amendment.

(e)          In formulating its opinion on such matters, the Trustee shall be entitled to require and rely on such evidence as it deems appropriate, including an Opinion of Counsel and an Officers’ Certificate.

Section 9.2.      With Consent of Holders

(a)          The Issuer, the Guarantor and the Trustee may modify, amend or supplement this Indenture, the Notes or the Guarantee with the consent of the holders of a majority in principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in aggregate principal amount of the Notes at the time Outstanding (including consents obtained in connection with a tender offer or exchange offer).  No such modification, amendment or waiver of this Indenture or any Note may, without the consent of each holder affected thereby:

(i)         change the stated maturity of the principal of or other amounts due on such Note;

(ii)        change the priority or ranking of any Note;

(iii)       reduce the principal of or any other amount payable on any such Note;

(iv)       change the currency of payment of the principal of or other amounts on any such Note;

(v)        reduce the amount payable in relation to the repurchase or redemption of Notes, change the time at which any Notes may be put by holders for repurchase by the Issuer as described in Section 5.1 or change the precondition for or time at which the Issuer may redeem the Notes as described Section 5.7;

(vi)       adversely affect the Exchange Rights;

(vii)      reduce the above-stated percentage of principal amount of Outstanding Notes; or

(viii)      impair the right of any Holder to institute proceedings to enforce payment on the Notes or the Exchange Right.

(b)          It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(c)          After an amendment under this Section 9.2 becomes effective, the Issuer shall mail to Holders a notice in the manner specified in Section 11.1 briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

Section 9.3.      Revocation and Effect of Consents and Waivers

(a)          A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

(b)        The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 90 days after such record date.

Section 9.4.      Notation on or Exchange of Notes

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note will execute and upon Issuer Order the Trustee will authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of amendment made in accordance with the provisions of this Indenture.

Section 9.5.      Trustee to Sign Amendments

The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, on an Opinion of Counsel and an Officers’ Certificate stating that such amendment is authorized or permitted by this Indenture and such amendment is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions.  Such Opinion shall be an expense of the Issuer.

ARTICLE X.

THE GUARANTEE

Section 10.1.    The Guarantee

The Guarantor by its execution of this Indenture hereby agrees with each Holder of the Notes authenticated and delivered by the Trustee, and with the Trustee, on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee with respect to the Notes and authorizes the Trustee to confirm such Guarantee to the Holder of each such Note by its execution and delivery of each such Note, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee.

The Guarantee to be endorsed on the Securities shall be in substantially the form set forth below:

“GUARANTEE

OF

GLAXOSMITHKLINE PLC

For value received, GlaxoSmithKline plc, a public limited company incorporated under the laws of England and Wales, having its principal executive offices at 980 Great West Road, Brentford, Middlesex TW8 9GS, England (the “Guarantor,” which term includes any Person as a successor Guarantor under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder (i) the due payment of all principal of and other amounts on, each Note payable by the Issuer under this Indenture, (ii) the due payment of any cash due in lieu of fractional Shares; and (iii) the satisfaction when due of the Issuer’s obligations under the Exchange Right of such Holder, when and as the same shall become due and payable, whether on the stated maturity date, by declaration of acceleration, call for redemption, upon exchange or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of GSK Finance (No.3) plc, a public limited company incorporated under the laws of England and Wales (the “Issuer,” which term includes any successor Person under such Indenture), to punctually make any such payment or satisfy any such obligation, the Guarantor hereby agrees to cause any such payment or obligation to be made or satisfied punctually when and as the same shall become due, payable or otherwise deliverable, whether on the stated maturity date or by declaration of acceleration, call for redemption, upon exchange or otherwise, and as if such payment were made by the Issuer.

The indebtedness evidenced by this Guarantee is ranked equally and pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or such Indenture, any failure to enforce the provisions of such Note or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Note or the Trustee or any other circumstance that may otherwise constitute a legal or equitable discharge of a guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal of such Note, or increase the amounts due in respect of the Notes, or alter the stated maturity date thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment or satisfaction in full of the principal of, amounts due on exchange and Additional Amounts, if any, payable in respect of such Note. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Note and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, amounts due on exchange of and Additional Amounts, if any, payable or deliverable in respect of all Notes issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment or delivery of the principal of, amounts due on exchange of and Additional Amounts, if any, payable in respect of, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Note shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee that are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed this                                                   day of                                                                                                                             .

GLAXOSMITHKLINE PLC,
as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

ARTICLE XI.

MISCELLANEOUS

Section 11.1.        Notices

(a)           Any notice or communication shall be in writing and delivered in person or sent by first-class mail, telex or facsimile transmission directed as follows:

if to the Issuer:

GSK Finance (No.3) plc
980 Great West Road,
Brentford, Middlesex,
TW8 9GS, England

Attention: Victoria Whyte

Tel: +44 20 8047 5000

E-mail: company.secretary@gsk.com

if to the Guarantor:

GlaxoSmithKline plc
980 Great West Road,
Brentford, Middlesex,
TW8 9GS, England

Attention: Victoria Whyte

Tel: +44 20 8047 5000

E-mail: company.secretary@gsk.com

if to the Trustee, the Principal Paying, the Transfer Agent, the Principal Exchange Agent or the Registrar:

Deutsche Bank Trust Company Americas
60 Wall Street, 24th Floor,

MS: NYC60-2405 New York, New York 10005
Facsimile: 732-578-4635
Attention: Corporates Team, SF2343

DB Services Americas, Inc., as Exchange Agent

5022 Gate Parkway Suite 200

Jacksonville, FL 32256 USA

Mailstop JCK-01-218

Tel: 1 800 735 7777, option

The Issuer, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b)           Notices to the holders of the Notes will be mailed to them at their respective addresses in the register of Notes. So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by the Depositary or its nominee or a custodian therefor, notices to owners of beneficial interests in the Global Notes may be given by delivery of the relevant notice to the Depositary for communication by it to entitled account holders.

(c)           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(d)           Any notice or communication delivered to the Issuer under the provisions herein shall constitute notice to the Guarantor.

Section 11.2.        Certificate and Opinion as to Conditions Precedent

(a)           Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(i)          an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)         an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)           If an Issuer Order pursuant to Section 2.2 of this Indenture has been, or simultaneously is, delivered, any instructions by the Issuer to the Trustee with respect to endorsement, delivery or redelivery of a Note issued in global form shall be in writing but need not comply with Section 11.4(a) and need not be accompanied by an Opinion of Counsel.

Section 11.3.        Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i)          a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)        a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)        a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 11.4.        Rules by Trustee, Paying Agent, Transfer Agent and Registrar

The Trustee may make reasonable rules for action by, or a meeting of, Holders, provided that such rules do not conflict with or contradict the provisions of Article XI hereof. The Registrar, the Paying Agent and the Transfer Agent may make reasonable rules for their functions.

Section 11.5.        Payment Date Other Than a Business Day

If the Maturity Date, the stated maturity for any other payments due or the due date for any delivery of any amounts due upon exchange under the Notes or this Indenture is not a Business Day, then payment of principal of, or other amounts on, and delivery of such amounts due on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on at the Maturity Date or the stated maturity for any other payments or the due date for any delivery due under the Notes or this Indenture; provided that no interest shall accrue for the period beginning and including such Maturity Date, maturity for any other payments due or the due date for any delivery under the Notes or this Indenture, as the case may be.

Section 11.6.        Governing Law, Etc.

(a)           THIS INDENTURE, THE GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO.

(b)           Each of the Issuer and the Guarantor hereby:

(i)          agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York,

(ii)         waives to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

(iii)        irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

(iv)        agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(v)         agrees that service of process by mail to the addressed specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c)           The Issuer and the Guarantor have appointed GlaxoSmithKline Capital Inc., with offices currently at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801 as the authorized agent (the “Authorized Agent”) thereof for service of process in any action arising out of or based on the Notes, this Indenture, or the Guarantee, as the case may be (including any action based on or arising out of U.S. federal securities laws) that may be instituted in a court of competent jurisdiction located in the State of New York. The Issuer and the Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantor agree to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain Outstanding. The Issuer and the Guarantor agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Issuer and the Guarantor of a successor agent in The City of New York, New York as each of their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantor.

(d)           To the extent that either of the Issuer and the Guarantor have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and the Guarantor hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Indenture or the Notes.

(e)           Nothing in this Section 11.6 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 11.7.        No Recourse Against Others

No recourse for the payment of the principal of or other amounts on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in this Indenture, or in any of the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, limited partner, stockholder, officer, director, employee or controlling person of the Issuer (other than the Guarantor under the Guarantee) or the Guarantor or of any successor Persons thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under U.S. federal securities laws.

Section 11.8.        Successors

All agreements of the Issuer and the Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.9.        Duplicate and Counterpart Originals

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 11.10.      Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11.      Judgment Currency

The Issuer and the Guarantor severally agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in U.S. dollars in respect of the principal of the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day in The City of New York, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York preceding the day on which a final unappealable judgment is entered and (b) their obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 11.12.      USA Patriot Act

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 11.13.      Table of Contents; Headings

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.14       Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GSK FINANCE (NO.3) PLC, as Issuer,

By:	/s/ P. K. Hopkins
Name: P. K. Hopkins
Title: Director

GlaxoSmithKline plc, as Guarantor

By:	/s/ Iain Mackay
Name: Iain Mackay
Title: Chief Financial Officer

By:	/s/ Sarah-Jane Hall
Name: Sarah-Jane Hall
Title: Group Treasurer

Deutsche Bank Trust Company Americas,
as Trustee, Principal Paying Agent, Transfer Agent, Principal Exchange Agent and Registrar

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

EXHIBIT A

FORM OF GLOBAL NOTE

[Include the following legend for all Global Notes:]

THE NOTES EVIDENCED BY THIS GLOBAL NOTE MAY BE PURCHASED AND TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

THIS NOTE AND THE GUARANTEE OF THE NOTE BY GlaxoSmithKline plc (THE “Guarantor”) HAVE NOT BEEN AND WILL NOT BE REGISTERED FOR OFFER OR SALE UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE GUARANTOR IS REGISTERED OR INTENDS TO REGISTER UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THE NOTE (INCLUDING ANY BENEFICIAL INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH BELOW.

EACH PERSON WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE BY ACCEPTING DELIVERY HEREOF IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE FOR THE BENEFIT OF THE ISSUER, THE GUARANTOR, THERAVANCE BIOPHARMA, INC. (“THERAVANCE”) AND THE TRUSTEE THAT IT, AND EACH PERSON FOR WHICH IT IS ACTING, WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT: (1) TO GlaxoSmithKline plc OR ITS SUBSIDIARIES, OR (2) TO A PERSON WHO IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT (A “QP”) WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs, EACH OF WHICH IS ALSO A QP AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; AND IN EACH CASE IN A PRINCIPAL AMOUNT (FOR THE PURCHASER AND FOR EACH ACCOUNT FOR WHICH SUCH PURCHASER IS ACTING) OF NOT LESS THAN THE MINIMUM DENOMINATION SPECIFIED FOR THIS NOTE PURSUANT TO THE INDENTURE GOVERNING THE NOTES.

EACH TRANSFEREE WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE (OR ANY BENEFICIAL INTEREST THEREIN) BY PURCHASING OR OTHERWISE ACQUIRING SUCH NOTE (OR SUCH BENEFICIAL INTEREST) IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE FOR THE BENEFIT OF THE ISSUER, THE GUARANTOR, THERAVANCE AND THE TRUSTEE THAT:

(A)	LESS THAN 40% OF THE ASSETS OF SUCH PURCHASER (AND EACH PERSON FOR WHOM IT IS ACTING) CONSIST OF INVESTMENTS IN THE ISSUER. IT, AND EACH PERSON FOR WHICH IT IS ACTING, (I) IS A QIB THAT IS A QP, (II) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THIS NOTE (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING IS A QP), (III) HAS RECEIVED THE NECESSARY CONSENT TO BE TREATED AS A QP FROM ALL BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WHEN THE PURCHASER OR ANY PERSON FOR WHICH IT IS ACTING IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (IV) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (V) IS NOT A PARTICIPANT DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN OR ANY OTHER TYPE OF PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH PLAN, UNLESS INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (VI) IS NOT A (i) PARTNERSHIP, (ii) COMMON TRUST FUND, (iii) SPECIAL TRUST PENSION FUND OR RETIREMENT PLAN OR (iv) OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATIONS THEREOF, (VII) UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS SECURITIES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND (VIII) IS ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs EACH OF WHICH IS ALSO A QP AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION AND HAS FULL POWER TO MAKE THE ACKNOWLEDGEMENTS, REPRESENTATIONS AND AGREEMENTS ON BEHALF OF EACH SUCH ACCOUNT CONTAINED IN THIS LEGEND;

(B)	ANY RESALE OR OTHER TRANSFER OF THIS NOTE THAT IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH HEREIN WILL BE OF NO FORCE AND EFFECT, WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY;

(C)	IN THE EVENT OF A TRANSFER OF THE NOTE (OR BENEFICIAL INTEREST THEREIN) TO A PERSON THAT IS NOT BOTH A QIB AND A QP, THE ISSUER MAY, IN ITS DISCRETION, EITHER (A) COMPEL SUCH TRANSFEREE TO SELL THE NOTE OR ITS INTEREST THEREIN TO A PERSON WHO IS BOTH A QIB AND A QP AND WHO IS OTHERWISE QUALIFIED TO PURCHASE THE NOTE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (B) ON BEHALF OF SUCH TRANSFEREE (AND SUCH TRANSFEREE BY ACCEPTING DELIVERY OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN IRREVOCABLY GRANTS TO THE ISSUER AND THE ISSUER’S AGENTS FULL POWER AND AUTHORITY TO, ON BEHALF OF SUCH TRANSFEREE), SELL THIS NOTE OR SUCH TRANSFEREE’S INTEREST HEREIN TO A PERSON DESIGNATED BY OR ACCEPTABLE TO THE ISSUER AT A PRICE EQUAL TO THE LEAST OF (1) THE PURCHASE PRICE THEREFOR PAID BY THE ORIGINAL TRANSFEREE, (2) 100 PERCENT. OF THE PRINCIPAL AMOUNT THEREOF AND (3) THE FAIR MARKET VALUE THEREOF;

(D)	THE ISSUER HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER OF THIS NOTE OR INTEREST THEREIN TO A PERSON WHO IS NOT BOTH A QIB AND A QP; AND

(E)	SUCH TRANSFEREE WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE GOVERNING THE NOTES TO ANY SUBSEQUENT TRANSFEREE.

NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNTOF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE MAY BE OBTAINED BY WRITING TO GlaxoSmithKline plc, 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, Attention: corporate finance, treasury (Email: cf.treasury@gsk.com).

THIS RESTRICTED GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A NOTE OR CERTIFICATE REGISTERED, AND NO TRANSFER OF NOTES EVIDENCED BY THIS RESTRICTED GLOBAL NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE HEREINAFTER REFERRED TO.

[FORM OF FACE OF GLOBAL NOTE]

GSK Finance (No.3) plc

Exchangeable Senior Notes due 2023
Guaranteed on a Senior Basis by GlaxoSmithKline plc
Exchangeable into the Ordinary Shares of
Theravance Biopharma, Inc.

CUSIP No. (144A/QP): 36259RAA0

ISIN (144A/QP): US36259RAA05

Principal Amount $

as revised by the Schedule A attached
hereto of Increases and Decreases
in this Global Note

This is to certify that CEDE & CO. is, as of the date hereof, the registered holder (the “Holder”) of $________of Notes represented by this Global Note. GSK Finance (No.3) plc, a public limited company incorporated under the laws of England and Wales, promises to pay to the Holder, or registered assigns, the principal sum of $________________as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on June 22, 2023.

In the event of a redemption, cancellation or exchange of the Notes in part only, the Notes evidenced by this Global Note shall be reduced by the principal amount so redeemed, cancelled or exchanged. Thereafter, the Notes represented by this Global Note shall be the principal amount of Notes most recently entered by or on behalf of the Issuer in the relevant column in Schedule A attached hereto.

Reference is hereby made to the further provisions of this Note as set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

GSK FINANCE (NO.3) PLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Deutsche Bank Trust Company Americas,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:
	Authorized Signatory	Date:

GUARANTEE OF GLAXOSMITHKLINE PLC

For value received, GlaxoSmithKline plc, a public limited company incorporated under the laws of England and Wales, having its principal executive offices at 980 Great West Road, Brentford, Middlesex TW8 9GS, England (the “Guarantor,” which term includes any Person as a successor Guarantor under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder (i) the due payment of all principal of and other amounts on, each Note payable by the Issuer under this Indenture, (ii) the due payment of any cash due in lieu of fractional Shares; and (iii) the satisfaction when due of the Issuer’s obligations under the Exchange Right of such Holder, when and as the same shall become due and payable, whether on the stated maturity date, by declaration of acceleration, call for redemption, upon exchange or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of GSK Finance (No.3) plc, a public limited company incorporated under the laws of England and Wales (the “Issuer,” which term includes any successor Person under such Indenture), to punctually make any such payment or satisfy any such obligation, the Guarantor hereby agrees to cause any such payment or obligation to be made or satisfied punctually when and as the same shall become due, payable or otherwise deliverable, whether on the stated maturity date or by declaration of acceleration, call for redemption, upon exchange or otherwise, and as if such payment were made by the Issuer.

The indebtedness evidenced by this Guarantee is ranked equally and pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or such Indenture, any failure to enforce the provisions of such Note or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Note or the Trustee or any other circumstance that may otherwise constitute a legal or equitable discharge of a guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal of such Note, or increase the amounts due in respect of the Notes, or alter the stated maturity date thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment or satisfaction in full of the principal of, amounts due on exchange and Additional Amounts, if any, payable in respect of such Note. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Note and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, amounts due on exchange of and Additional Amounts, if any, payable or deliverable in respect of all Notes issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment or delivery of the principal of, amounts due on exchange of and Additional Amounts, if any, payable in respect of, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Note shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee that are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed this 22 day of June, 2020.

GLAXOSMITHKLINE PLC,
as the Guarantor

By:	/s/ Iain Mackay
Name: Iain Mackay
Title: Chief Financial Officer

By:	/s/ Sarah-Jane Hall
Name: Sarah-Jane Hall
Title: Group Treasurer

[REVERSE SIDE OF NOTE]

GSK Finance (No.3) plc

Exchangeable Senior Notes due 2023
Guaranteed on a Senior Basis by GlaxoSmithKline plc
Exchangeable into Ordinary Shares of
Theravance Biopharma, Inc.

1.	Interest

The Notes do not bear interest. No payments in respect of interest, in cash or otherwise, are be payable with respect to the Notes.

2.	Method of Payment

Not later than 11:00 a.m. New York City time on the date on which any principal or other amounts on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or other amounts. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and other amounts in cash in U.S. dollars.

Payments in respect of Notes represented by a Global Note (including principal and other amounts) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer shall make all payments in respect of a Certificated Note (including principal and other amounts) by wire transfer to the specified account maintained by the payee by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Exchange Agent, Paying Agent, Transfer Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) shall act as Trustee, Principal Paying Agent, Transfer Agent, Principal Exchange Agent and as Registrar. The Issuer may appoint and change any Paying Agent, Transfer Agent, Exchange Agent and Registrar or co-registrar without notice to any Holder. The Issuer or the Guarantor may act as Paying Agent, Transfer Agent, Exchange Agent and Registrar or co-registrar.

4.	Indenture

The Issuer issued the Notes under an Indenture, dated as of June 22, 2020 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantor, the Trustee, the Principal Paying Agent, the Transfer Agent, the Principal Exchange Agent and the Registrar. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time.

The Notes are general unsecured obligations of the Issuer limited to $280,336,000aggregate principal amount.

The Notes are unconditionally and irrevocably guaranteed by the Guarantor on a under the Guarantee for the benefit of the Holders pursuant to the Indenture.

5.	Exchange

Subject to certain exceptions set forth in the Indenture, each Holder shall have the right (the “Exchange Right”), subject to any applicable laws and regulations and in the manner described in the Indenture, to have all or any of its Notes redeemed in exchange (the “exchange”) for a pro rata share of the Exchange Property. Except as otherwise provided in the Indenture, upon exercise of an Exchange Right, the Issuer shall deliver, on the Settlement Date, a pro rata share of the Exchange Property, to be determined as of the relevant Exercise Date (but subsequently adjusted in respect of any adjustments to the Exchange Property occurring thereafter but prior to the Settlement Date), to such Holder in exchange for the relevant Note. Exchange Rights may only be exercised in respect of an authorized denomination of a Note.

The Exchange Right in respect of any Note shall be exercisable on any Business Day after September 1, 2020, subject to applicable laws and regulations, and except as set forth in the Indenture, or unless previously exchanged or purchased and cancelled, up to the close of business on the fifth Business Day preceding the Maturity Date.

Notwithstanding any other provision of the Indenture, upon the exercise of any Exchange Right, the Guarantor may, so long as no Event of Default or event that, with the passage of time or the giving of notice or both would constitute an Event of Default, under the Indenture is occurring, in its absolute discretion, repurchase from the Issuer a number of Shares or Relevant Securities at a price equal to the Cash Settlement Portion that corresponds to the Notes being delivered for exchange.

The Exchange Property initially consists of 9,644,792 ordinary shares of Theravance having a par value of US$0.0001 each (the “Shares”). Exchange Property shall not be available for delivery in violation of any applicable securities law or regulation of the United States or any state thereof or any other jurisdiction into which such delivery would be unlawful.

On exercise of Exchange Rights, and absent exercise of the Cash Settlement Option, Holders shall be entitled to have their Notes redeemed by means of the delivery or transfer by the Issuer of a pro rata share of the Exchange Property as of the Exercise Date to the relevant Holder, which pro rata share shall initially entitle a Holder to receive 29.0660 Shares in respect of each $1,000 principal amount of Notes delivered for exchange.

6.	Redemption

In the event that a Fundamental Change occurs, Holders shall have the right, during the Fundamental Change Redemption Period, to require the Issuer to redeem all of their Notes not previously called for redemption, or any portion of the principal amount of such Notes that is equal to $250,000 or any integral multiple of $1,000 in excess thereof, on the Redemption Date at an amount equal to the aggregate principal amount of the Notes.

Unless earlier exchanged redeemed or purchased or cancelled as provided in the Indenture, the Notes will be redeemed by the Issuer at their principal amount on June 22, 2023.

7.	Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in denominations of principal amount of $250,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

Any money deposited with the Trustee or the Paying Agent, or then held by the Issuer, as banker for the payment of the principal of or other amounts on, any Note and remaining unclaimed for (a) 10 years after such principal has become due and payable or (b) five years after other amounts have become due and payable, shall promptly upon request be paid to the Issuer or (if then held by the Issuer) shall be discharged from such trust. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, without interest and until such amount must be remitted to the state under escheat or similar laws, and all liability of the Trustee or the Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

10.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes or the Guarantee may be amended with the consent of the Holders of a majority in principal amount of the Notes then Outstanding and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding (including consents obtained in connection with a tender offer or exchange offer). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, to provide for the assumption by a successor of the obligations of the Issuer, to evidence and provide for the acceptance of appointment by a successor Trustee, to make any change that does not materially and adversely affect the rights of any Holder or to provide for uncertificated Notes in addition to or in place of Certificated Notes.

11.	Defaults and Remedies

If an Event of Default with respect to the Notes shall occur, the principal amount of all the Notes may be declared to become immediately due and payable.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations set forth in the Indenture, Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

12.	Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

13.	No Recourse Against Others

No recourse for the payment of the principal of or other amounts on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in this Indenture, or in any of the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, limited partner, stockholder, officer, director, employee or controlling person of the Issuer (other than the Guarantor under the Guarantee) or the Guarantor or of any successor Persons thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under U.S. federal securities laws.

14.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15.	CUSIP Numbers

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Issuer or the Trustee shall use the same such numbers in any Exchange Notice as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed on the Notes. The Issuer will promptly notify the Trustee of any change in the “CUSIP” number.

16.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

17.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The Issuer and the Guarantor have agreed that any suit, action or proceeding against the Issuer brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in The City of New York, New York. The Issuer and the Guarantor have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Issuer and the Guarantor each have appointed GlaxoSmithKline Capital Inc., with offices currently at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801 as its Authorized Agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. To the extent that either of the Issuer and the Guarantor have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of their property, the Issuer and the Guarantor have irrevocably waived and agreed not to plead or claim such immunity in respect of their obligations under the Indenture or the Notes.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to: GSK Finance (No.3) plc, 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, e-mail: company.secretary@gsk.com; or GlaxoSmithKline plc, 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, facsimile number: e-mail: company.secretary@gsk.com.

Schedule A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Registrar

EXHIBIT B

FORM OF CERTIFICATED NOTE

[Include the following legend for all Certificated Notes:]

THE NOTES EVIDENCED BY THIS CERTIFICATED NOTE MAY BE PURCHASED AND TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

THIS NOTE AND THE GUARANTEE OF THE NOTE BY GLAXOSMITHKLINE PLC (THE “GUARANTOR”) HAVE NOT BEEN AND WILL NOT BE REGISTERED FOR OFFER OR SALE UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE GUARANTOR IS REGISTERED OR INTENDS TO REGISTER UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THE NOTE (INCLUDING ANY BENEFICIAL INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH BELOW.

EACH PERSON WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE BY ACCEPTING DELIVERY HEREOF IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE FOR THE BENEFIT OF THE ISSUER, THE GUARANTOR, THERAVANCE BIOPHARMA, INC. (“THERAVANCE”) AND THE TRUSTEE THAT IT, AND EACH PERSON FOR WHICH IT IS ACTING, WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT: (1) TO GLAXOSMITHKLINE PLC OR ITS SUBSIDIARIES, OR (2) TO A PERSON WHO IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT (A “QP”) WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs, EACH OF WHICH IS ALSO A QP AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; AND IN EACH CASE IN A PRINCIPAL AMOUNT (FOR THE PURCHASER AND FOR EACH ACCOUNT FOR WHICH SUCH PURCHASER IS ACTING) OF NOT LESS THAN THE MINIMUM DENOMINATION SPECIFIED FOR THIS NOTE PURSUANT TO THE INDENTURE GOVERNING THE NOTES.

EACH TRANSFEREE WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE (OR ANY BENEFICIAL INTEREST THEREIN) BY PURCHASING OR OTHERWISE ACQUIRING SUCH NOTE (OR SUCH BENEFICIAL INTEREST) IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE FOR THE BENEFIT OF THE ISSUER, THE GUARANTOR, THERAVANCE AND THE TRUSTEE THAT:

(A)	LESS THAN 40% OF THE ASSETS OF SUCH PURCHASER (AND EACH PERSON FOR WHOM IT IS ACTING) CONSIST OF INVESTMENTS IN THE ISSUER. IT, AND EACH PERSON FOR WHICH IT IS ACTING, (I) IS A QIB THAT IS A QP, (II) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THIS NOTE (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING IS A QP), (III) HAS RECEIVED THE NECESSARY CONSENT TO BE TREATED AS A QP FROM ALL BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WHEN THE PURCHASER OR ANY PERSON FOR WHICH IT IS ACTING IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (IV) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (V) IS NOT A PARTICIPANT DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN OR ANY OTHER TYPE OF PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH PLAN, UNLESS INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (VI) IS NOT A (i) PARTNERSHIP, (ii) COMMON TRUST FUND, (iii) SPECIAL TRUST PENSION FUND OR RETIREMENT PLAN OR (iv) OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATIONS THEREOF, (VII) UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS SECURITIES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND (VIII) IS ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs EACH OF WHICH IS ALSO A QP AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION AND HAS FULL POWER TO MAKE THE ACKNOWLEDGEMENTS, REPRESENTATIONS AND AGREEMENTS ON BEHALF OF EACH SUCH ACCOUNT CONTAINED IN THIS LEGEND;

(B)	ANY RESALE OR OTHER TRANSFER OF THIS NOTE THAT IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH HEREIN WILL BE OF NO FORCE AND EFFECT, WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY;

(C)	IN THE EVENT OF A TRANSFER OF THE NOTE (OR BENEFICIAL INTEREST THEREIN) TO A PERSON THAT IS NOT BOTH A QIB AND A QP, THE ISSUER MAY, IN ITS DISCRETION, EITHER (A) COMPEL SUCH TRANSFEREE TO SELL THE NOTE OR ITS INTEREST THEREIN TO A PERSON WHO IS BOTH A QIB AND A QP AND WHO IS OTHERWISE QUALIFIED TO PURCHASE THE NOTE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (B) ON BEHALF OF SUCH TRANSFEREE (AND SUCH TRANSFEREE BY ACCEPTING DELIVERY OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN IRREVOCABLY GRANTS TO THE ISSUER AND THE ISSUER’S AGENTS FULL POWER AND AUTHORITY TO, ON BEHALF OF SUCH TRANSFEREE), SELL THIS NOTE OR SUCH TRANSFEREE’S INTEREST HEREIN TO A PERSON DESIGNATED BY OR ACCEPTABLE TO THE ISSUER AT A PRICE EQUAL TO THE LEAST OF (1) THE PURCHASE PRICE THEREFOR PAID BY THE ORIGINAL TRANSFEREE, (2) 100 PERCENT. OF THE PRINCIPAL AMOUNT THEREOF AND (3) THE FAIR MARKET VALUE THEREOF;

(D)	THE ISSUER HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER OF THIS NOTE OR INTEREST THEREIN TO A PERSON WHO IS NOT BOTH A QIB AND A QP; AND

(E)	SUCH TRANSFEREE WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE GOVERNING THE NOTES TO ANY SUBSEQUENT TRANSFEREE.

NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE MAY BE OBTAINED BY WRITING TO GlaxoSmithKline plc, 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, Attention: CORPORATE FINANCE, TREASURY (Email: CF.TREASURY@gsk.com).

[FORM OF FACE OF CERTIFICATED NOTE]

GSK Finance (No.3) plc

Exchangeable Senior Notes due 2023
Guaranteed on a Senior Basis by GlaxoSmithKline plc
Exchangeable into Ordinary Shares of
Theravance Biopharma, Inc.

CUSIP No. (144A/QP): 36259RAA0

ISIN (144A/QP): US36259RAA05

No.	Principal Amount $

This is to certify that:

____________________________________

of

____________________________________

____________________________________

____________________________________

____________________________________

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Note Register”) as the duly registered holder of the Notes represented by this Certificated Note or, if more than one person is so registered, the first named of such persons (the “Holder”). GSK Finance (No.3) plc (the “Issuer”), a public limited company incorporated under the laws of England and Wales, promises to pay to the Holder the principal sum of $                     on June 22, 2023.

Reference is hereby made to the further provisions of this Note as set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

GSK FINANCE (NO.3) PLC

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Deutsche Bank Trust Company Americas,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:
	Authorized Signatory	Date:

[Attach REVERSE SIDE OF NOTE AND GUARANTEE set forth in Exhibit A, excluding Schedule A thereto]

EXHIBIT C

FORM OF REDEMPTION NOTICE

GSK Finance (No.3) plc

(the “Issuer”)
Exchangeable Senior Notes Due 2023
Guaranteed on a Senior Basis by GlaxoSmithKline plc
(the “Guarantor”)
Exchangeable into Ordinary Shares of
Theravance Biopharma, Inc.

REDEMPTION NOTICE

By depositing this duly completed Redemption Notice with any Paying Agent for the above Notes, the undersigned, being (check applicable box):

/__/ the Holder of [a] Certificated Note[s] in respect of the Notes as are surrendered with this Redemption Notice and referred to below,

/__/ ___________________, a participant in The Depositary, hereby certifies that it is acting directly or indirectly on behalf of and pursuant to instructions from the person owning the beneficial interests specified below in the Global Note, and hereby irrevocably exercises the option to have such Notes or portions thereof as indicated below (being $250,000 in principal amount and integral multiples of $1,000 in excess thereof) redeemed in accordance with Article V of the Indenture dated as of June 22, 2020, GSK Finance (No.3) plc, as Issuer, GlaxoSmithKline plc, as Guarantor, Deutsche Bank Trust Company Americas, as Trustee, Principal Paying Agent, Transfer Agent, Principal Exchange Agent and Registrar (the “Indenture”). Capitalized terms used herein shall have the meanings ascribed to them in the Indenture.

This Redemption Notice relates to Notes (or portions thereof) in the aggregate principal amount of $_______ bearing the following identifying numbers:

If the Notes referred to above are Certificated Notes to be returned to the undersigned, they should be returned by post to the address of the undersigned appearing in the Register.

C-1

Payment Instructions

Please make payment in respect of the above-mentioned Notes as follows:

Account No:

Account Name:

Bank:

Branch:

Sort Code:

SWIFT:

[Name of Holder/participant]

By:
Name: Title:

[To be completed by recipient Paying Agent]

Received by:

[Signature and stamp of Paying Agent]

At its office at:

On:

Notes

(1)       If any Certificated Note is redeemed in part, a new Certificated Note in principal amount equal to the unredeemed portion thereof shall be issued. Such Certificated Notes returned to the depositing Holders will be sent by post, uninsured and at the risk and expense of the Holder, unless the Holder otherwise requests and pays the costs of such insurance in advance to the relevant Paying Agent.

(2)       This Redemption Notice is not valid unless completed in its entirety.

(3)       The Paying Agent with whom the above-mentioned Certificated Notes are deposited will not in any circumstances be liable to the depositing Holder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Certificated Notes or any of them unless such loss or damage was caused by the fraud or negligence of such Paying Agent or its directors, officers or employees.

C-2

EXHIBIT D

FORM OF EXCHANGE NOTICE

GSK Finance (No.3) plc

(the “Issuer”)

Exchangeable Senior Notes Due 2023

Guaranteed on a Senior Basis by GlaxoSmithKline plc
(the “Guarantor”)

 Cusip #: 36259RAA0

Exchangeable into Ordinary Shares of Theravance Biopharma, Inc. (the “Shares”)

IN ORDER TO VALIDLY EXCHANGE NOTES, ALL STEPS DESCRIBED IN THE INSTRUCTIONS FOLLOWING THIS FORM, INCLUDING SUBMISSION OF NOTES FOR CANCELLATION, MUST BE FULLY COMPLETED PRIOR TO THE DEADLINE FOR SUBMITTING EXCHANGES.

The deadline for submitting exchanges of the Notes will be the fifth Business Day before the Maturity Date (or, if the Notes are called for redemption, the fifth Business Day before the Redemption Date).

All DWACs must be submitted and approved prior to the deadline

Please read the instructions following this form before completing this Exchange Notice.

Name:	Date:

Address:

Telephone No.:

Fax No.:

Terms used in this Exchange Notice and not otherwise defined have the meanings set forth in the indenture dated as of June 22, 2020, (the “Indenture”) among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee.

To:          Deutsche Bank Trust Company Americas (the “Exchange Agent”)

DB Services Americas, Inc.

5022 Gate Parkway Suite 200

Jacksonville, FL 32256 USA

Mailstop JCK-01-218

Tel: 1 800 735 7777, option 2

I/We, being the holder(s) of the interest in Global Notes** specified below, hereby irrevocably elect to exchange the principal amount of such Notes specified below of which I/we am/are the holders(s)* or in which I/we have an interest (as specified below) in accordance with the Indenture into a pro rata share of the Exchange Property.

1.	Total principal amount and, where applicable, the certificate numbers of Note certificates (the “Note Certificates”) to which this notice applies

Cusip #:

Total principal amount (must be a denomination of $250,000 or an integral multiple of $1,000 in excess thereof): ___________________________________________________________

Certificate numbers of Note certificates (if relevant)***:

N.B. If necessary, the certificate numbers of Note Certificates can be attached separately.

Details of Clearing System where Notes are held: DTC

Participant ID:

Account ID:

Name:

Required Unique Reference:

2.	I/We hereby request that:

2.1	Any cash payment payable on the exercise of the Exchange Rights (including any Cash Alternative Amount) shall be paid to the account, details of which are set out below:

Account no.

Account name:

Bank:

Branch:

** For certificated Notes, strike through the words “interest in Global”.

* Where the Notes in respect of which this Exchange Notice is given are evidenced by a Global Note, delivery of the Exchange Notice will constitute confirmation by the beneficial owner of interests in the Notes to be exchanged that the information and the representations in the Exchange Notice are true and accurate on the date of delivery.

*** Not required for Notes evidenced by a Global Note

Sort Code:

SWIFT:

Contact Name:

Contact Telephone:

2.2	Please complete Annex I to indicate name(s) and address(es) of person(s) in whose name(s) any Shares and/or any other securities (including, without limitation, any options warrants, rights or evidences of indebtedness) comprised in the Exchange Property from time to time (“Relevant Securities”) to be delivered on exchange are to be registered (if relevant) and/or any documents of title and evidence of ownership of any other pro rata share of the Exchange Property are to be delivered and additionally provide, in respect of Exchange Property Delivery:

Contact Name:

Contact Telephone:

Relevant Securities deliverable upon exchange of the Notes will be in book-entry form on a segregated share register outside of any clearing system.

3.	I/We hereby represent that I/we:

3.1

1.	am/are a Qualified Institutional Buyer (“QIB”) within the meaning of Rule 144A under the Securities Act and am/are a Qualified Purchaser (“QP”) within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended;

2.	acquired such Notes for my/our own account or for the account of a QIB that is also a QP;

3.	understand that the Shares deliverable upon exchange of the Notes have not been registered under the Securities Act, are expected to be restricted securities for the purposes of the Securities Act (the "Restricted Shares") and are not immediately fungible with Theravance’s ordinary shares currently traded on the Nasdaq Global Market;

4.	understand that the Restricted Shares may not be offered, sold, pledged or otherwise transferred except (A) to Theravance or a subsidiary of Theravance, (B) pursuant to an effective resale registration statement, (C) in compliance with Rule 144 under the Securities Act, or (D) pursuant to another exemption from registration under the Securities Act;

5.	understand that I/we will be unable to resell the Restricted Shares delivered upon the exercise of the Exchange Right under the applicable resale registration statement (A) unless I/we comply with the applicable obligations in the Registration Rights Agreement, including the requirement to provide and return a selling shareholder notice and questionnaire as required therein, and (B) prior to being included as a selling shareholder in the resale registration statement and during periods when the prospectus included in such resale registration statement is unavailable for use in resale transactions, as provided in the Registration Rights Agreement; and

6.	understand that the Restricted Shares will bear the following restrictive legend, unless otherwise agreed by Theravance and agree to comply therewith:

THIS SECURITY HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THIS SECURITY IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 22, 2020, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THERAVANCE BIOPHARMA, INC. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE NULL AND VOID.

4.	I/We hereby further represent and agree that I/we or the person(s) who has/have a beneficial interest in such Note(s) am/is/are in compliance with all applicable fiscal or other laws and regulations as provided in the Indenture and have/has paid or will pay, to the extent required by the Indenture, all taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights.

5.	The relevant definitive registered certificate in respect of any Notes in certificated form exchanged hereby accompanies this Exchange Notice.

sign here

Signature of Registered Holder(s) or Authorized Signatory
Date
(provide guarantee below)

Print Name

Area Code and Telephone Number:

If the signature in respect of a certificated Note is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and the Company of such person’s authority to so act.

Name:

(Please Type or Print)

Capacity (full title):

Address:

 (Including Zip Code)

medallion signature guarantee

Signature(s) Guaranteed by

an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Address)

Dated:

INSTRUCTIONS

IN ORDER TO VALIDLY EXCHANGE NOTES, ALL STEPS DESCRIBED BELOW, INCLUDING SUBMISSION OF NOTES FOR CANCELLATION, MUST BE FULLY COMPLETED PRIOR TO THE DEADLINE FOR SUBMITTING EXCHANGES.

The deadline for submitting exchanges of the Notes will be the fifth Business Day before the Maturity Date (or, if the Notes are called for redemption, the fifth Business Day before the Redemption Date).

1.             This Exchange Notice will be void unless the introductory details and all sections are duly completed and complied with.

2.             Your attention is drawn to Article VIII of the Indenture with respect to the conditions relating to exchange.

3.             For Global Notes, this Exchange Notice is to be completed by or on behalf of a participant of DTC or any clearing system in which the relevant Note is held at such time which has an interest in such Note, with the signature hereto corresponding with the name shown on the security position listing. For Notes in certificated form, if signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title.

4.             Terms used in the Exchange Notice and not otherwise defined have the meanings set forth in the Indenture, dated June 22, 2020 among the Issuer, the Guarantor, and Deutsche Bank Trust Company Americas.

5.             Holders should note that these instructions relate to procedures pursuant to which the Notes may be exchanged and do not include procedures for any resale of Shares thereafter.  In order to resell Shares received upon exchange of the Notes on a registered basis under the related Registration Rights Agreement, holders must comply with the procedures under that agreement (including related procedures for transferring Shares), which are separate from the procedures for exchange of Notes that are set out in this Exchange Notice.

6.             To validly submit Notes for Exchange, the following steps must ALL be fully completed prior to the applicable deadline for electing to exchange:

●	This Exchange Notice must be submitted, fully completed and with a valid and appropriate medallion signature guarantee by

o	delivery of the original, signed notice, with original medallion signature guarantee to:

DB Services Americas, Inc.

5022 Gate Parkway Suite 200

Jacksonville, FL 32256 USA

Mailstop JCK-01-218

Tel: 1 800 735 7777, option 2; and

o	provision of a copy of the fully completed, signed notice to each of the following addresses by email: transfer.operations@db.com and cf.treasury@gsk.com.

●	The Notes to which this Exchange Notice relates must be submitted for cancellation. In the case of beneficial interest in Global Notes, this is to be accomplished through entry of a one-sided DWAC entered by the applicable participant at DTC. In the case of Notes in certificated form, this is to be accomplished through delivery of the relevant certificate together with the Exchange Notice pursuant to the instruction in the preceding bullet.

●	A tax form compliant with Instruction 6 must be delivered together with the Exchange Notice pursuant to the instruction in the first bullet and the holder must pay required stamp or transfer taxes, if any.

The deadline for electing to exchange (and completing the steps described in this Instruction 5) will be the fifth Business Day before the Maturity Date (or, if the Notes are called for redemption, the fifth Business Day before the Redemption Date). At the date of the Offering Memorandum to which this form is attached the fifth Business Day before the Maturity Date is expected to be June 15, 2023.

It is anticipated that all exchanges for which the steps described in this Instruction 6 are completed on or after March 22, 2023 and by the fifth Business Day preceding the Maturity Date will be settled by delivery of Exchange Property (and/or, if applicable, cash) on the same date (which is anticipated to be the Maturity Date). If the Notes are called for redemption, it is anticipated that all exchanges for which the steps described in this Instruction 6 are completed on or after March 22, 2023 and by the fifth Business Day preceding the Maturity Date will be settled by delivery of Exchange Property (and/or, if applicable, cash) on the same date (which is anticipated to be the Redemption Date).

7.                    Tax Identification Number. The exchange of Notes may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of twenty-four percent (24%). Certain holders may be exempt from these information reporting and backup withholding tax rules. To avoid backup withholding, U.S. persons that do not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9 to the Exchange Agent or applicable withholding agent, certifying that the holder is a U.S. person, that the taxpayer identification number (“TIN”) provided is correct, and that the holder is not subject to backup withholding (IRS Form W-9 is available on the IRS website at www.irs.gov). If you provide an incorrect TIN, you may be subject to penalties imposed by the IRS.

Failure to provide the information on the Form W-9 may subject the holder to a $50 penalty imposed by the IRS and federal income tax backup withholding on any payment. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Non-U.S. persons are required to complete and submit to the Exchange Agent or applicable withholding agent an IRS Form W-8BEN (for individuals) or W-8BEN-E (for entities) or other applicable IRS Form W-8, signed under penalties of perjury, attesting to the holder’s foreign status in order to avoid the application of such information reporting and backup withholding. These forms and their instructions may be obtained at the IRS website at www.irs.gov.

Annex I

NEW HOLDER/RECIPIENT INFORMATION

9	Account Type – Mark only one box with an “X” indicating the type of account into which you are transferring shares. Complete additional sections as indicated.

Definitions of Account Types:

●	An individual registration, e.g. John T. Smith, is used if there is only one account holder. There is only one individual listed on the account.
●	A joint tenant registration with right of survivorship, e.g. John T. Smith and Jane T. Doe JT TEN, is used if there are two or more equal holders listed on the account. Please note, the registration must read “and.” The word “or” cannot appear in the registration. In the event of the death of one of the listed holders, the securities in the account become the property of the surviving joint holder.
●	A trust registration, e.g. John T. Smith and Jane T. Doe TR UA 4-3-66 Smith Family Trust, is used to allow the appointed trustees to handle the securities. All acting trustees are listed on the account, which also names the legal name and date of the trust agreement. To register shares under a trust, a legal trust agreement must exist.
●	A custodial with minor registration is only valid for a US citizen under the Uniform Gifts to Minors Act (UGMA) or Uniform Transfer to Minors Act (UTMA) of the state of the donor, the state of the custodian or the state of the minor, e.g. John Doe Custodian for Jonathan Doe UTMA NY, is used if the securities are held by a custodian on behalf of a minor. The named custodian is given the legal authority to act on the account on behalf of the minor, until the minor reaches the age of majority under the applicable state’s law. The Social Security number associated with the account is that of the minor. A US citizen living abroad needs to indicate the applicable state.
●	An estate registration, e.g. John Smith Executor for the Jane Doe Estate, is used to allow a court-appointed legal representative to act on the account. The account is registered in the decedent’s estate.
●	Other common registrations include community property, Limited Liability Company (LLC), nominee, partnership, tenants by entireties and unincorporated association.

1.	If the new holder already owns stock in the company under the exact account name being requested, transfer the shares to the existing account by entering the new holder’s 11-digit Computershare account number, which starts with a “C”.
2.	Enter the new holder’s name (first, middle initial, last) if the account type is individual, custodial, trustee, executor or other.
3.	Enter the name (first, middle initial, last) of the second new holder on the account if the account type is joint, minor, co-trustee or other (if applicable).
4.	Enter the name of the trust or estate (if applicable).
5.	If a trust is entered in section 9D, enter the date of the trust. Leave this section blank if the new account is for an estate or another type of account.
6.	Enter the street address or PO Box for the new holder whose name was entered in section 9A. If applicable, enter apartment or unit number.
7.	Enter the new holder’s city or town.
8.	Enter the new holder’s state or province.
9.	Enter the new holder’s postal code.
10.	Enter the new holder’s country.

EXHIBIT E

B #:	[Number]
Date:	June 22, 2020
To:	All Participants
Category:	Underwriting
From:	Stephen Borghardt, Underwriting Executive Director
Attention:	Managing Partner/Officer; Cashier, Operations, Data Processing, and Underwriting Managers
Subject:	Section 3(c)(7) restrictions for owners of the following issue: Exchangeable Senior Notes due 2023 issued by GSK Finance (No.3) plc (the “Issuer”), guaranteed by GlaxoSmithKline plc (the “Guarantor”)

(A)	CUSIP Number(s):	36259RAA0
(B)	Security Description(s):	$280,336,000 Exchangeable Senior Notes due 2023
(C)	Offering Amount(s):	See (B) above
(D)	Managing Underwriter:	Barclays Capital Inc.
(E)	Paying Agent:	Deutsche Bank Trust Company Americas
(F)	Closing Date:	June 22, 2020

Special Instructions:

Refer to the attachment for important instructions from the Issuer.

GSK Finance (No.3) plc
980 Great West Road

Brentford, Middlesex

TW8 9GS England

Exchangeable Senior Notes due 2023	36259RAA0

The Issuer, the Guarantor and Barclays Capital Inc. are putting Participants on notice that they are required to follow these purchase and transfer restrictions with regard to the above referenced security.

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the $280,336,000 Exchangeable Senior Notes due 2023 (the “Notes”) may only be made in minimum denominations of U.S.$250,000 and integral multiples of $1,000 in excess thereof to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of Section 2(a)(51)(A) of the Investment Company Act. Each purchaser of Notes (1) represents to and agrees with the Issuer, the Guarantor and Barclays Capital Inc. that (i) less than 40% of the assets of such purchaser (and each person for whom it is acting) consist of investments in the Issuer; (ii) the purchaser is a QIB who is a QP (a “QIB/QP”); (iii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers; (iv) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (v) the QIB/QP is acting for its own account, or the account of another QIB/QP; (vi) the purchaser is not formed for the purpose of investing in the Issuer; (vii) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of Notes; (viii) the purchaser is not a partnership, common trust fund, special trust pension fund or retirement plan or other entity in which the partners, beneficiaries or participants, as the case may be, may designate the particular investments to be made or the allocations thereof, (ix) the purchaser understands that the Issuer may receive a list of participants holding positions in its securities from one or more book-entry depositaries; and (x) the purchaser will provide notice of the transfer restrictions to any subsequent transferees and (2) acknowledges that the Issuer has not been registered under the Investment Company Act and the Notes have not been registered under the Securities Act and represents to and agrees with the Issuer, the Guarantor and Barclays Capital Inc. that, for so long as the Notes are outstanding, it will not offer, resell, pledge or otherwise transfer the Notes except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that these Notes will bear a legend with respect to such transfer restrictions. See “Notice to Investors and Transfer Restrictions” in the GSK Finance (No. 3) plc Offering Memorandum.

The securities issuance documents of the Issuer provide that in the event of a transfer of the Notes (or beneficial interests therein) to a person that is not both a QIB and a QP, the Issuer may, in its discretion, either (A) compel such transferee to sell the Notes or its interest therein to a person who is both a QIB and a QP and who is otherwise qualified to purchase the Notes in a transaction exempt from registration under the Securities Act or (B) on behalf of such transferee (and such transferee by accepting delivery of the Notes or a beneficial interest therein irrevocably grants to the Issuer and the Issuer’s agents full power and authority to, on behalf of such transferee), sell the Notes or such transferee’s interest therein to a person designated by or acceptable to the Issuer at a price equal to the least of (1) the purchase price therefor paid by the original transferee, (2) 100 percent. of the principal amount thereof and (3) the fair market value thereof. In addition, the Issuer has the right to refuse to honor a transfer of Notes or interest therein to a person who is not both a QIB and a QP.

The restrictions on transfer required by the Issuer (outlined above) will be reflected under the notation “3c7” in DTC’s User Manuals and DTC’s Reference Directory.

Any questions or comments regarding this subject may be directed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019.